TENTH AMENDED AND RESTATED
                              CREDIT AGREEMENT

                         Dated as of July 30, 2001

                                   among

                               AIRGAS, INC.,
                 AIRGAS CANADA INC. and RED-D-ARC LIMITED,
                                as Borrowers

                    CERTAIN SUBSIDIARIES OF AIRGAS, INC.
                      FROM TIME TO TIME PARTY HERETO,
                               as Guarantors

                            THE SEVERAL LENDERS
                      FROM TIME TO TIME PARTY HERETO,

                           BANK OF AMERICA, N.A.,
                               as U.S. Agent

                                    AND

                    CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Canadian Agent


                            FLEET NATIONAL BANK,
                            as Syndication Agent

                           THE BANK OF NEW YORK,
                           as Documentation Agent

                             TABLE OF CONTENTS

SECTION 1  DEFINITIONS.......................................................1
      1.1    Definitions.....................................................1
      1.2    Computation of Time Periods....................................24
      1.3    Accounting Terms...............................................24
SECTION 2  U.S. DOLLAR CREDIT FACILITIES....................................25
      2.1    Revolving U.S. Loans...........................................25
      2.2    Competitive U.S. Loan Subfacility..............................26
      2.3    U.S. Letter of Credit Subfacility..............................28
      2.4    U.S. Swingline Loan Subfacility................................31
SECTION 3  Canadian Dollar CREDIT FACILITIES................................33
      3.1    Revolving Canadian Loans.......................................33
      3.2    Canadian Swingline Loan Subfacility............................34
      3.3    Canadian Letter of Credit Subfacility..........................35
      3.4    Bankers' Acceptances...........................................38
      3.5    Removal of a Canadian Borrower.................................40
      3.6    Reset Mechanism................................................40
SECTION 4  OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................40
      4.1    Default Rate...................................................40
      4.2    Extension and Conversion.......................................41
      4.3    Prepayments....................................................41
      4.4    Termination and Reduction of Commitments; Increase of
               Commitments..................................................43
      4.5    Fees...........................................................44
      4.6    Capital Adequacy...............................................46
      4.7    Inability To Determine Interest Rate...........................47
      4.8    Illegality.....................................................47
      4.9    Requirements of Law............................................47
      4.10   Taxes..........................................................48
      4.11   Indemnity......................................................49
      4.12   Pro Rata Treatment.............................................50
      4.13   Sharing of Payments............................................51
      4.14   Payments, Computations, Etc....................................51
SECTION 5  CONDITIONS.......................................................54
      5.1    Closing Conditions.............................................54
      5.2    Conditions to all Extensions of Credit.........................55
SECTION 6  REPRESENTATIONS AND WARRANTIES...................................56
      6.1    Financial Condition............................................56
      6.2    No Change......................................................56
      6.3    Organization; Existence; Compliance with Law...................56
      6.4    Power; Authorization; Enforceable Obligations..................56
      6.5    No Legal Bar...................................................57
      6.6    No Material Litigation.........................................57
      6.7    No Default.....................................................57
      6.8    Ownership of Property; Liens...................................57
      6.9    Intellectual Property..........................................57
      6.10   No Burdensome Restrictions.....................................57
      6.11   Taxes..........................................................58
      6.12   ERISA..........................................................58
      6.13   Governmental Regulations, Etc..................................58
      6.14   Subsidiaries...................................................59
      6.15   Purpose of Loans and Letters of Credit.........................59
      6.16   Environmental Matters..........................................59
      6.17   Solvency.......................................................60
SECTION 7  AFFIRMATIVE COVENANTS............................................60
      7.1    Information Covenants..........................................60

      7.2    Preservation of Existence and Franchises.......................62
      7.3    Books and Records..............................................62
      7.4    Compliance with Law............................................62
      7.5    Payment of Taxes and Other Indebtedness........................62
      7.6    Insurance......................................................62
      7.7    Maintenance of Property........................................63
      7.8    Use of Proceeds................................................63
      7.9    Audits/Inspections.............................................63
      7.10   Financial Covenants............................................63
      7.11   Maintenance of Designation Rights - National Welders Board
               of Directors.................................................64
      7.12   Additional Guarantors..........................................64
      7.13   Pledged Assets.................................................64
      7.14   Receivables Financing Further Assurances.......................66
      7.15   Other Further Assurances.......................................66
SECTION 8  NEGATIVE COVENANTS...............................................66
      8.1    Indebtedness...................................................66
      8.2    Liens..........................................................67
      8.3    Nature of Business.............................................67
      8.4    Consolidation, Merger, Amalgamation or Sale....................67
      8.5    Investments....................................................68
      8.6    Restricted Payments............................................69
      8.7    Payments of Indebtedness, Etc..................................69
      8.8    Fiscal Year; Organizational Documents..........................70
      8.9    Limitation on Restricted Actions...............................70
      8.10   Issuance and Sale of Subsidiary Stock..........................70
      8.11   No Further Negative Pledges....................................71
      8.12   Transactions with Affiliates...................................71
      8.13   Restricted Subsidiaries........................................71
SECTION 9  EVENTS OF DEFAULT................................................71
      9.1    Events of Default..............................................71
      9.2    Acceleration; Remedies.........................................73
SECTION 10 AGENCY PROVISIONS................................................74
      10.1   Appointment....................................................74
      10.2   Delegation of Duties...........................................75
      10.3   Exculpatory Provisions.........................................75
      10.4   Reliance on Communications.....................................75
      10.5   Notice of Default..............................................76
      10.6   Non-Reliance on Agent and Other Lenders........................76
      10.7   Indemnification................................................76
      10.8   Agents in their Individual Capacity............................77
      10.9   Successor Agents...............................................77
      10.10  Collateral Agent...............................................77
SECTION 11 MISCELLANEOU.S...................................................78
      11.1   Notices........................................................78
      11.2   Right of Set-Off...............................................79
      11.3   Benefit of Agreement...........................................79
      11.4   No Waiver; Remedies Cumulative.................................81
      11.5   Payment of Expenses, Etc.......................................81
      11.6   Amendments, Waivers and Consents...............................81
      11.7   Counterparts...................................................82
      11.8   Headings.......................................................82
      11.9   Survival.......................................................83
      11.10  Governing Law; Submission to Jurisdiction; Venue...............83
      11.11  Severability...................................................84
      11.12  Entirety.......................................................84
      11.13  Binding Effect; Termination....................................84

      11.14  Confidentiality................................................85
      11.15  Conflict.......................................................85
SECTION 12 GUARANTY.........................................................85
      12.1   The Guaranty...................................................85
      12.2   Obligations Unconditional......................................86
      12.3   Reinstatement..................................................87
      12.4   Certain Additional Waivers.....................................87
      12.5   Remedies.......................................................87
      12.6   Guarantee of Payment; Continuing Guarantee.....................87

                                 SCHEDULES

Schedule 1.1A        Form of Canadian Security Agreement
Schedule 1.1B        Excluded Asset Dispositions
Schedule 1.1C        Existing Canadian Letters of Credit
Schedule 1.1D        Existing U.S. Letters of Credit
Schedule 1.1E        National Welder Liens
Schedule 1.1F        Liens
Schedule 1.1G        Form of U.S. Pledge Agreement
Schedule 1.1H        Form of U.S. Security Agreement
Schedule 2.1(a)      Lenders and Commitments
Schedule 2.1(b)(i)   Form of Notice of U.S. Borrowing
Schedule 3.1(b)(i)   Form of Notice of Canadian Borrowing
Schedule 4.2         Form of Notice of Extension/Conversion
Schedule 4.4         Form of New Commitment Agreement
Schedule 6.6         Litigation
Schedule 6.14        Subsidiaries
Schedule 7.1(c)      Form of Officer's Compliance Certificate
Schedule 7.12        Form of Joinder Agreement
Schedule 8.1         Indebtedness
Schedule 8.5         Investments
Schedule 11.3        Form of Assignment and Acceptance

                TENTH AMENDED AND RESTATED CREDIT AGREEMENT


          THIS TENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 30, 2001 (the "Credit Agreement"), is by and among AIRGAS, INC., a Delaware corporation ("Airgas" and also a "Borrower"), AIRGAS CANADA INC., a Canada corporation, and RED-D-ARC LIMITED, an Ontario corporation, (each a "Canadian Borrower" and together with Airgas, the "Borrowers"), the Guarantors from time to time party hereto, the several lenders identified on the signature pages hereto as U.S. Lenders and such other lenders as may from time to time become a party hereto as U.S. Lenders (the "U.S. Lenders"), the several lenders identified on the signature pages hereto as Canadian Lenders and such other lenders as may from time to time become a party hereto as Canadian Lenders (the "Canadian Lenders"), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "U.S. Agent") and CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian administrative agent for the Lenders (in such capacity, the "Canadian Agent").

                            W I T N E S S E T H

          WHEREAS, the Credit Parties have requested that (i) the U.S. Lenders provide Airgas with a U.S.$367,500,000 credit facility for the purposes set forth herein and (ii) the Canadian Lenders provide the Canadian Borrowers with a C$50,000,000 credit facility for the purposes set forth herein;

          WHEREAS, the U.S. Lenders and the Canadian Lenders have agreed to make the requested credit facility available to the Credit Parties on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                 SECTION 1

                                DEFINITIONS

          1.1      Definitions.

          As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

               "Acceptance Fee" means an amount equal to the product of (a) the Applicable Percentage for Bankers' Acceptances as of the date of acceptance; (b) the aggregate Face Amount of Bankers' Acceptances accepted by a Canadian Lender on the date of acceptance of the requested Bankers' Acceptances; and (c) a fraction (i) the numerator of which is the term to maturity in days of such Bankers' Acceptances, and (ii) the denominator of which is 365 days.

               "Acquisition", by any Person, means the acquisition by such Person, to the extent not constituting a Consolidated Capital Expenditure, of all or a majority of the Capital Stock or all or substantially all of the Property or a line of business or division of another Person, whether or not involving a merger or consolidation with such other Person.

               "Acquisition Indebtedness" means Indebtedness (other than purchase money Indebtedness and obligations under Capital Leases or Synthetic Leases) assumed or acquired by the Consolidated Parties in connection with a Permitted Acquisition.

               "Additional Commitment" means, with respect to any Lender which executes a New Commitment Agreement in accordance with
          Section 4.4(d), the commitment of such Lender in an aggregate principal amount up to the amount specified in such New Commitment Agreement (i) to (A) make Revolving U.S. Loans in accordance with the provisions of Section 2.1(a), (B) purchase participation interests in U.S. Letters of Credit in accordance with the provisions of Section 2.3(c) and (C) purchase participation interests in the U.S. Swingline Loans in accordance with the provisions of
          Section 2.4(b)(iii) and/or (ii) to (A) make Revolving Canadian Loans in accordance with the provisions of Section 3.1(a), (B) purchase participation interests in Canadian Letters of Credit in accordance with the provisions of Section 3.3(c) and (C) accept Bankers' Acceptances in accordance with the provisions of Section 3.4.

               "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agents" means the U.S. Agent and the Canadian Agent.

               "Airgas" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns

               "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any U.S. Base Rate Loan, any Eurodollar Loan or any Canadian Base Rate Loan, the applicable rate of the Acceptance Fee for any day for purposes of
          Section 3.4(a), the applicable rate of the Unused Revolving U.S. Commitment Fee for any day for purposes of Section 4.5(a)(i), the applicable rate of the Unused Revolving Canadian Commitment Fee for any day for purposes of Section 4.5(a)(ii), the applicable rate of the Standby U.S. Letter of Credit Fee for any day for purposes of Section 4.5(b)(i), the applicable rate of the Trade U.S. Letter of Credit Fee for any day for purposes of Section 4.5(b)(ii), the applicable rate of the Standby Canadian Letter of Credit Fee for any day for purposes of Section 4.5(c)(i), the applicable rate of the Trade Canadian Letter of Credit Fee for any day for the purposes of Section 4.5(c)(ii), the appropriate applicable percentage, corresponding to the higher of the long term credit ratings of Airgas by S&P and Moody's in effect as of such date:


                                                                      Applicable Percentages
                         ----------------------------------------------------------------------------------------------------------
                            For Revolving
                              U.S. Loans
                         ---------------------
                                                                  For                    For         For        For        For
                                            For                 Standby    For Trade   Standby       Trade    Unused      Unused
                                Base     Canadian     For         U.S.        U.S.     Canadian    Canadian   Revolving  Revolving
Pricing  Long term  Eurodollar  Rate       Base     Banker's    Letter of  Letter of    Letter    Letter of      U.S.    Canadian
Level     credit     Loans      Loans      Rate    Acceptances   Credit      Credit       of        Credit    Commitment Commitment
          rating                           Loans                  Fee        Fee      Credit Fee     Fee         Fee        Fee
-----    ---------  ---------- --------- --------- -----------  --------  ----------  ----------  ---------  ---------- -----------
  I      BBB+/Baa1    1.00%      0.00%     0.00%     1.00%       1.00%      0.500%      1.00%       0.500%     0.200%       0.200%
         or higher
-----    ---------  ---------- --------- --------- -----------  --------  ----------  ----------  ---------  ------------ ---------
 II      BBB/Baa2     1.50%      0.50%     0.50%     1.50%       1.50%      0.750%      1.50%       0.750%     0.275%       0.275%
-----    ---------  ----------  -------- --------- -----------  --------- ----------  ----------  ---------  ------------ ---------
 III     BBB-/Baa3    1.75%      0.75%     0.75%     1.75%       1.75%      0.875%      1.75%       0.875%     0.350%       0.350%
-----    ---------  ----------- -------- --------- -----------  --------- ----------  ----------  ---------  ------------ ---------
 IV      BB+/Ba1      2.00%      1.00%     1.00%     2.00%       2.00%      1.000%      2.00%       1.000%     0.400%       0.400%
-----    ---------  ---------- --------- --------- -----------  --------- ----------  ----------  ---------  ------------ ---------
  V      BB/Ba2       2.50%      1.50%     1.50%     2.50%       2.50%      1.250%      2.50%       1.250%     0.500%       0.500%
-----    ---------  ---------- --------- --------- -----------  --------- ----------  ----------  ---------  ------------ ---------
 VI      BB-/Ba3      3.00%      2.00%     2.00%     3.00%       3.00%      1.500%      3.00%       1.500%     0.500%       0.500%
         or lower
=====    ========== =========== ========= ======== ===========  ========= ==========  ==========  =========  ============ =========

          In the event that the long term credit ratings of Airgas by S&P and Moody's for any day differ by more than one Pricing Level, the Applicable Percentage for such day shall be the appropriate applicable percentage corresponding to the Pricing Level which is one Pricing Level higher than the Pricing Level corresponding to the lower of the long term credit ratings of Airgas by S&P and Moody's in effect as of such date. The initial Applicable Percentages shall be based on Pricing Level III.

               "Application Period" means, in respect of any Asset Disposition, the period of 360 days (or such shorter period as provided for reinvestment of the proceeds thereof under any Junior Financing Documentation) following the consummation of such Asset Disposition.

               "Asset Disposition" means any disposition (including pursuant to an Asset Exchange or a Sale and Leaseback Transaction and including any Involuntary Disposition) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise; provided, however, that (i) the term "Asset Disposition" shall be deemed to include any "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation, and (ii) an Equity Issuance shall not constitute an Asset Disposition.

               "Asset Disposition Prepayment Event" means, without duplication, (i) with respect to any Asset Disposition (other than an Excluded Asset Disposition) occurring on any date, if any, on which the Applicable Percentage is based on "Pricing Level V" or "Pricing Level VI", the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition and (ii) the date five (5) Business Days prior to the date on which a failure of the Credit Parties to have applied the Net Cash Proceeds from any "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation in a such a manner as to not create an obligation of Airgas to offer to purchase any Subordinated Debt with any such Net Cash Proceeds.

               "Asset Exchange" means, in connection with any Asset Disposition by a Consolidated Party, any substantially contemporaneous exchange of Property of such Consolidated Party for Property (that would otherwise constitute an Eligible Reinvestment) of the other party to such Asset Disposition.

               "Attributed Principal Amount" means, on any day, with respect to any Securitization Transaction, the aggregate amount (with respect to such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under the Securitization Transaction, minus the aggregate amount received by the applicable purchaser of the related Securitization Assets (including, with respect to the Permitted Securitization Transaction, the Receivables Financier) and applied to the reduction of the Invested Amount under such Securitization Transaction.

               "BA Outstandings" means, at any time, the sum of the Face Amount of all Bankers' Acceptances outstanding at such time.

               "Bankers' Acceptance" means a draft (a) drawn by a Canadian Borrower under the Revolving Canadian Commitment for acceptance by a Canadian Lender, (b) denominated in Canadian Dollars and (c) issued and payable only in Canada.

               "Bank of America" means Bank of America, N.A. and its successors.

               "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code or the Bankruptcy and Insolvency Act of Canada, in any case, as amended, modified, succeeded or replaced from time to time.

               "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person:
          (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or ordering the winding up or liquidation of its affairs; or (ii) a court or governmental agency having jurisdiction in the premises shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property and such decree or order shall remain undismissed for a period of sixty (60) consecutive days; or (iii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iv) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (v) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

               "Borrowers" means a collective reference to each of Airgas and the Canadian Borrowers.

               "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, (a) when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina and New York, New York and (b) when used in connection with a Loan made by any of the Canadian Lenders, the term Business Day shall not include any day on which banking institutions in Toronto, Ontario are authorized by law or other governmental actions to close.

               "Calculation Date" means the last day of each fiscal quarter of Airgas.

               "Canadian Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

               "Canadian Agent's Fee Letter" means that certain letter agreement, dated as of the Closing Date, between the Canadian Agent and Airgas, as amended, modified, restated or supplemented from time to time.

               "Canadian Agent's Fees" shall have the meaning assigned to such term in Section 4.5(d)(ii).

               "Canadian Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the higher of (i) the fluctuating rate of interest per annum equal to the rate of interest established and publicly announced by CIBC, from time to time, as its prime rate for Canadian Dollar commercial loans made in Canada (with each change in such prime rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the such prime rate is a reference rate used by CIBC in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by CIBC to any debtor)) and (ii) CDOR for such day plus the Applicable Percentage for Bankers' Acceptances.

               "Canadian Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Canadian Base Rate.

               "Canadian Borrowers" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

               "Canadian Credit Parties" means a collective reference to the Canadian Borrowers and the Canadian Subsidiary Guarantors, and "Canadian Credit Party" means any one of them.

               "Canadian Commitment Percentage" means, for any Canadian Lender, the percentage identified as its Canadian Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any increase in the Revolving Canadian Committed Amount pursuant to Section 4.4(d) or any assignment made in accordance with the provisions of Section 11.3; provided, however, at any time that any Canadian Swingline Loan is outstanding (except to the extent that the Canadian Swingline Lender has demanded repayment of a particular Canadian Swingline Loan by way of a Revolving Canadian Loan as provided in Section 3.2(b)), (i) the Canadian Commitment Percentage of the Canadian Swingline Lender shall be reduced by an amount equal to the percentage amount of the Revolving Canadian Committed Amount then comprised of outstanding Canadian Swingline Loans and (ii) the Canadian Commitment Percentage of each other Canadian Lender shall be increased by an amount equal to the product of (A) the amount determined pursuant to clause (i) above multiplied by (B) the fraction determined from the ratio that the Canadian Commitment Percentage of such Canadian Lender bears to the total Canadian Commitment Percentages of all the Canadian Lenders other than the Canadian Swingline Lender.

               "Canadian Dollar Equivalent" means, on any date of computation, with respect to an amount denominated in U.S. Dollars, the amount of Canadian Dollars determined by applying an exchange rate equal to the Bank of Canada noon rate.

               "Canadian Dollars" means and "C$" means dollars in lawful currency of Canada.

               "Canadian Guarantors" means collectively, the U.S. Credit Parties and the Canadian Subsidiary Guarantors, and "Canadian Guarantor" means any one of them.

               "Canadian Issuing Lender" means CIBC.

               "Canadian Issuing Lender Fees" shall have the meaning assigned to such term in Section 4.5(c)(iii).

               "Canadian Lenders" means (i) those Lenders identified as Canadian Lenders on the signature pages attached hereto and (ii) any Person which becomes a Canadian Lender by executing a New Commitment Agreement pursuant to Section 4.4(d), together with their successors and assigns.

               "Canadian Letter of Credit" means (i) any standby or trade letter of credit issued by the Canadian Issuing Lender for the account of a Canadian Borrower in accordance with the terms of
          Section 3.3 and (ii) any Existing Canadian Letter of Credit.

               "Canadian LOC Commitment" means the commitment of the Canadian Issuing Lender to issue Canadian Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the Canadian LOC Committed Amount.

               "Canadian LOC Committed Amount" shall have the meaning assigned to such term in Section 3.3.

               "Canadian LOC Documents" means, with respect to any Canadian Letter of Credit, such Canadian Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Canadian Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

               "Canadian LOC Obligations" means, at any time, the sum of
          (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Canadian Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Canadian Letters of Credit plus (ii) the aggregate amount of all drawings under Canadian Letters of Credit honored by the Canadian Issuing Lender but not theretofore reimbursed.

               "Canadian Obligations" means without duplication, (i) all of the obligations of the Canadian Borrowers and the Canadian Guarantors, in their capacity as such, to the Canadian Lenders and the Agents, whenever arising, under this Credit Agreement or any of the other Credit Documents (including, but not limited to, any interest owed with respect to such obligations which has accrued after the occurrence of a Bankruptcy Event with respect to any Canadian Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Canadian Borrowers to any Canadian Lender, or any affiliate of a Canadian Lender, arising under any Hedging Agreement.

               "Canadian Security Agreement" means the security agreement substantially in the form of Schedule 1.1A as it may be executed in favor of the U.S. Agent by each of the Canadian Credit Parties pursuant to Section 7.13, as amended, modified, restated or supplemented from time to time.

               "Canadian Subsidiary" means a direct or indirect Subsidiary of Airgas which is organized and existing under the laws of Canada or any province or other political subdivision thereof.

               "Canadian Subsidiary Guarantors" means each of the Persons identified as a "Canadian Subsidiary Guarantor" on the signature pages hereto and each Person which may hereafter guaranty the Canadian Obligations by its execution of a Joinder Agreement pursuant to Section 7.12, together with their successors and permitted assigns, and "Canadian Subsidiary Guarantor" means any one of them.

               "Canadian Swingline Commitment" means the commitment of the Canadian Swingline Lender to make Canadian Swingline Loans in an aggregate principal amount at any time outstanding of up to the Canadian Swingline Committed Amount.

               "Canadian Swingline Committed Amount" shall have the meaning assigned to such term in Section 3.2(a).

               "Canadian Swingline Lender" means CIBC.

               "Canadian Swingline Loan" means a loan made pursuant to and defined in Section 3.2(a).

               "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

               "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States, the government of the Canada or any agency or instrumentality thereof (to the extent that the full faith and credit of the United States or Canada is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. Dollar or Canadian Dollar denominated time deposits and certificates of deposit of (1) any Lender, (2) any United States or Canadian commercial bank of recognized standing having capital and surplus in excess of U.S.$500,000,000 (or C$800,000,000, as the case may be) or (3) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of U.S.$500,000,000 (or C$800,000,000, as the case may be) for direct obligations issued by or fully guaranteed by the United States or Canada in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least U.S.$500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

               "CDOR" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) quoted by CIBC as the rate for its 30 day Canadian Dollar bankers' acceptances appearing on the Reuters Screen CDOR page as of 10:00 A.M. (Toronto, Canada time) on such day, provided that if such rate does not appear on the Reuters Screen CDOR page at such time on such day, the rate for such day will be the average of all of the bankers' acceptances discount rates posted on the Reuters Screen CDOR page for 30 day Canadian Dollar bankers' acceptances at such time on such day with respect to the Schedule I chartered banks of Canada.

               "CIBC" means Canadian Imperial Bank of Commerce and its successors.

               "Closing Date" means the date hereof.

               "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

               "Collateral" means a collective reference to all real and personal Property (other than Excluded Property) with respect to which Liens in favor of the U.S. Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

               "Collateral Agent" means Bank of America, in its capacity as collateral agent under the U.S. Pledge Agreement, together with any successors or assigns.

               "Collateral Documents" means a collective reference to the U.S. Pledge Agreement, the Canadian Security Agreement, the U.S. Security Agreement and the Mortgage Instruments.

               "Collateral Release Date" means a date, if any, following a Partial Collateralization Date or a Full Collateralization Date, on which the Applicable Percentage has been at "Pricing Level III" or higher for two consecutive fiscal quarters.

               "Commitment" means (i) with respect to each U.S. Lender, the Revolving U.S. Commitment of such Lender, (ii) with respect to each Canadian Lender, the Revolving Canadian Commitment of such Lender, (iii) with respect to the U.S. Swingline Lender, the U.S. Swingline Commitment, (iv) with respect to the Canadian Swingline Lender, the Canadian Swingline Commitment, (v) with respect to the U.S. Issuing Lender, the U.S. LOC Commitment and (vi) with respect to the Canadian Issuing Lender, the Canadian LOC Commitment.

               "Competitive U.S. Bid" means an offer by a U.S. Lender to make a Competitive U.S. Loan pursuant to the terms of Section 2.2.

               "Competitive U.S. Bid Rate" means, as to any Competitive U.S. Bid made by a U.S. Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive U.S. Bid.

               "Competitive U.S. Loan" means a loan made by a U.S. Lender in its discretion pursuant to the provisions of Section 2.2.

               "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, but excluding payments of the implied principal portion of Synthetic Leases.

               "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense,
          (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) one-time cash expenses incurred in connection with the refinancing of the Existing Credit Agreement and the consummation on the Closing Date of the Debt Issuance pursuant to the Subordinated Note Indenture, (E) non-cash, non-recurring charges,
          (F) any losses realized upon the disposition of Property other than the disposition of Inventory in the course of business and
          (G) other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period), minus (iii) an amount which, in the determination of Consolidated Net Income for such period, has been included for (A) non-cash gains during such period and (B) any gains realized upon the disposition of Property other than the disposition of Inventory in the course of business, all as determined in accordance with GAAP.

               "Consolidated Fixed Charge Coverage Ratio" means, as of any Calculation Date, the ratio of (i) the sum of (a) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus (b) Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date to (ii) the sum of (a) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date plus (b) Restricted Payments made during the four-quarter period ended as of such Calculation Date.

               "Consolidated Interest Expense" means, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases and under Securitization Transactions) of the Consolidated Parties on a consolidated basis.

               "Consolidated Net Income" means, for any period, the sum of
          (i) the sum, without duplication, of net income (excluding extraordinary items) after taxes for such period of the Consolidated Parties, plus (ii) to the extent not included in the amount determined pursuant to clause (i) above and to the extent paid in cash to a Consolidated Party, equity earnings of unconsolidated Affiliates for such period minus (iii) to the extent included in the amount determined pursuant to clause (i) above and to the extent not paid in cash to a Consolidated Party, equity earnings of Affiliates that are not consolidated (on the consolidation basis) with Airgas for such period, all as determined in accordance with GAAP.

               "Consolidated Parties" means a collective reference to each of Airgas and its Subsidiaries.

               "Consolidated Senior Leverage Ratio" means, as of any Calculation Date, the ratio of (i) the sum of (A) total Funded Indebtedness (other than Funded Indebtedness of the types described in clauses (viii), (ix) and (x) of the definition thereof) less (B) the outstanding principal amount of Subordinated Debt) of the Consolidated Parties on a consolidated basis as of such Calculation Date to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date.

               "Consolidated Total Assets" means, at any time, all items which would, in accordance with GAAP, be classified as assets on a consolidated balance sheet of the Consolidated Parties.

               "Consolidated Total Leverage Ratio" means, as of any Calculation Date, the ratio of (i) total Funded Indebtedness of the Consolidated Parties on a consolidated basis as of such Calculation Date to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date.

               "Credit Documents" means a collective reference to this Credit Agreement, the Collateral Documents, the Intercreditor Agreement, the U.S. LOC Documents, the Canadian LOC Documents, Bankers' Acceptances, the U.S. Agent's Fee Letter, the Canadian Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

               "Credit Parties" means a collective reference to each of Airgas, the Canadian Borrowers and the Guarantors.

               "Credit Party Obligations" means without duplication, (i) all of the obligations of the Borrowers and the Guarantors to the Lenders and the Agents, whenever arising, under this Credit Agreement or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy
          Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrowers to any Lender, or any affiliate of a Lender, arising under any Hedging Agreement.

               "Debt Issuance" means the issuance by any Consolidated Party of any Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.1.

               "Debt Issuance Prepayment Event" means the receipt by any Consolidated Party of proceeds from any Debt Issuance (other than any Debt Issuance permitted by Section 8.1) occurring on any date, if any, on which the Applicable Percentage is based on "Pricing Level V" or "Pricing Level VI".

               "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Termination Date. Notwithstanding the preceding sentence, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Airgas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Airgas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
          Section 8.6 of this Credit Agreement and (ii) the preferred stock issued under the National Welders Joint Venture shall be deemed not to be "Disqualified Stock".

               "Discount Rate" means (i) in respect of any Bankers' Acceptances to be acquired pursuant to Section 3.4 by a Canadian Lender which is a Schedule I chartered bank, the discount rate quoted by the principal office of such Canadian Lender at approximately 10:00 A.M. (Toronto time) (or such other time as may be practicable for the determination of the Discount Rate) as the discount rate at which such Canadian Lender would purchase bankers' acceptances accepted by such Canadian Lender and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Canadian Lender on the date of acceptance of such Bankers' Acceptances, and (ii) in respect of any Bankers' Acceptances to be acquired pursuant to Section 3.4 by a Canadian Lender which is not a Schedule I chartered bank, the lesser of
          (a) the discount rate quoted by the principal office of such Canadian Lender at approximately 10:00 a.m (Toronto time) (or such other time as may be practicable for the determination of the Discount Rate) as the discount rate at which such Canadian Lender would purchase bankers' acceptances accepted by such Canadian Lender and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Canadian Lender on the date of acceptance of such Bankers' Acceptances and (b) the discount rate calculated pursuant to clause (i) plus 7.5 basis points.

               "Domestic Subsidiary" means any direct or indirect
          Subsidiary of Airgas (other than a direct or indirect Subsidiary of a Foreign Subsidiary) which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

               "EBITDA" means, for any period, the sum of (i) net income (excluding extraordinary items) for such period before (without duplication) interest expense, income taxes, depreciation and amortization, all as determined in accordance with GAAP.

               "Eligible Reinvestment" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar or ancillary line of business as Airgas and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (ii) any Permitted Acquisition. The term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

               "Environmental Laws" means any and all lawful and applicable Federal, state, local, Canadian and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

               "Equity Issuance" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall be deemed not to include any Asset Disposition.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

               "ERISA Affiliate" means an entity which is under common control with Airgas or any Subsidiary of Airgas within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Airgas or any Subsidiary of Airgas and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

               "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

               "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the U.S. Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate by (b) 1 minus the Eurodollar Reserve Percentage.

               "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Event of Default" shall have the meaning assigned to such term in Section 9.1.

               "Excluded Asset Disposition" means, with respect to any Consolidated Party, any Asset Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of such Consolidated Party's business,
          (ii) the sale, lease, license, transfer or other disposition of obsolete machinery and equipment or machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any U.S. Credit Party, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the U.S. Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of
          Section 7.13 after giving effect to such transaction, (iv) any sale, lease, license, transfer or other disposition of Property by a Canadian Subsidiary to any Canadian Credit Party, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the U.S. Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction, (v) any portion of an Asset Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not a Credit Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Credit Party, (viii) the sale or disposition of Cash Equivalents for fair market value, (ix) the disposition of cash in connection with a transaction permitted under the Credit Agreement, (x) any sale of Securitization Assets by such Consolidated Party to the Receivables Subsidiary in connection with the Permitted Receivables Financing, (xi) any Permitted Lien, (xii) the sale of the assets identified on Schedule 1.1B; provided, however, that the term "Excluded Asset Disposition" shall not include (A) any Asset Disposition to the extent that any portion of the proceeds of such Asset Disposition would be required under any Junior Financing Documentation to be applied to permanently retire Indebtedness of the Consolidated Parties and
          (B) any transfer of assets to any Person identified on Schedule 1.1B by a Consolidated Party not identified on Schedule 1.1B to the extent such transfer of assets was made in contemplation of an Asset Disposition permitted by clause (xii) above.

               "Excluded Property" means, with respect to any Credit Party,
          (i) any leased real Property of such Credit Party which, at the written request of Airgas, the U.S. Agent has agreed in writing in its sole discretion is not material, (ii) any leased personal Property of such Credit Party, (iii) any Property of such Credit Party which, subject to the terms of Section 8.9 and Section 8.11, is subject to a Lien of the type described in clause (viii) of the definition of "Permitted Liens" pursuant to documents which prohibit such Consolidated Party from granting any other Liens in such Property and (iv) to the extent a security interest therein has not otherwise been granted in favor of the Medium Term Note Holders, the Principal Properties and all Indebtedness owed by any Consolidated Party to a Foreign Subsidiary of Airgas.

               "Executive Officer" means, in respect of any Person, the chief executive officer, chief operating officer, treasurer or chief financial officer of such Person.

               "Existing Credit Agreement" means that certain Ninth Amended and Restated Credit Agreement dated as of December 5, 1997, as amended from time to time thereafter, among the Borrowers, the lenders party thereto, the Canadian Imperial Bank of Commerce, as Canadian agent for such lenders, and Bank of America, N.A. (formerly named NationsBank, N.A.), as United States agent for such lenders.

               "Existing Canadian Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on
          Schedule 1.1C hereto.

               "Existing U.S. Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on
          Schedule 1.1D hereto.

               "Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on maturity.

               "Fees" means all fees payable pursuant to Section 4.5.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the U.S. Agent.

               "Foreign Subsidiary" means any direct or indirect Subsidiary of Airgas which is not is incorporated or organized under the laws of any State of the United States or the District of Columbia.

               "Full Collateralization Date" means a date, if any, following the Closing Date or a Collateral Release Date, on which the Applicable Percentage is based on "Pricing Level V" or "Pricing Level VI" (it being understood that a Full
          Collateralization Date may occur more than once during the term of this Credit Agreement).

               "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (iv) the principal portion of all obligations of such Person under Capital Leases, (v) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (vi) all net obligations of such Person in respect of Hedging Agreements, (vii) the maximum available amount of, and all unreimbursed drawings under, all standby letters of credit or acceptances issued or created for the account of such Person (provided, however, in connection with any calculation hereunder of Funded Indebtedness of the Consolidated Parties on a consolidated basis, there shall be excluded any standby letter of credit or acceptance (together with any unreimbursed drawings under such letter of credit or acceptance) which supports any Funded Indebtedness of any Consolidated Party that would otherwise be included in such calculation), (viii) the principal portion of all obligations of such Person under Synthetic Leases,
          (ix) all Disqualified Stock of such Person, and (x) the outstanding Attributed Principal Amount under any Securitization Transaction and (xi) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent that such Person is legally liable for such Funded Indebtedness.

               "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

               "Governmental Authority" means any Federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

               "Guarantors" means collectively, the U.S. Guarantors and the Canadian Guarantors, and "Guarantor" means any one of them.

               "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements to the extent such agreements or arrangements constitute a legally binding monetary obligation) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

               "Hedging Agreements" means any interest rate protection agreement, commodities purchase agreement or foreign currency exchange agreement.

               "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the implied principal component of all obligations of such Person under Capital Leases, (viii) all net obligations of such Person in respect of Hedging

          Agreements, (ix) the maximum available amount of, and all unreimbursed drawings under, all standby letters of credit or acceptances issued or created for the account of such Person (provided, however, in connection with any calculation hereunder of Indebtedness of the Consolidated Parties on a consolidated basis, there shall be excluded any standby letter of credit or acceptance (together with any unreimbursed drawings under such letter of credit or acceptance) which supports any Indebtedness of Airgas or any of its Subsidiaries that would otherwise be included in such calculation), (x) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (xi) the principal portion of all obligations of such Person under Synthetic Leases, (xii) all Disqualified Stock of such Person, and (xiii) the outstanding Attributed Principal Amount under any Securitization Transaction. The Indebtedness of any Person (i) shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent that such Person is legally liable for such Indebtedness and (ii) shall not include any Indebtedness of such Person owing to any Consolidated Party.

               "Interbank Offered Rate" means for any Interest Period with respect to any Eurodollar Loan: (a) the rate per annum equal to the rate determined by the U.S. Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the U.S. Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the U.S. Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore U.S. Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

               "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the Closing Date among the Agents and the Lenders.

               "Interest Payment Date" means (i) as to any U.S. Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date, (ii) as to any Revolving Canadian Loan, the first Business Day of each calendar month, the date of repayment of principal of such Loan and the Termination Date and (iii) as to any Eurodollar Loan, any Competitive U.S. Loan, any U.S. Swingline Loan or any Canadian Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

               "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three, six or twelve month's duration, as Airgas may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), (ii) as to any Competitive U.S. Loan, a period commencing in each case on the date of the borrowing and ending on the date specified in the applicable Competitive U.S. Bid whereby the offer to make such Competitive U.S. Loan was extended (such ending date in any event to be not more than 180 days from the date of the borrowing), (iii) as to any U.S. Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by Airgas and the U.S. Swingline Lender in accordance with the provisions of Section 2.4(b)(i) (such ending date in any event to be not more than thirty (30) days from the date of borrowing) and (iv) as to any Canadian Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the applicable Canadian Borrower and the Canadian Swingline Lender; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

               "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment, inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any portion of an Asset Disposition (other than an Excluded Asset Disposition) to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

               "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

               "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

               "Junior Financing Documentation" means (i) the Subordinated Debt Indenture, (ii) the Subordinated Notes, (iii) any other documentation governing any Subordinated Debt permitted to be incurred under Section 8.1(g).

               "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by executing a New Commitment Agreement pursuant to
          Section 4.4(d) or by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

               "Letter of Credit" means any U.S. Letter of Credit or any Canadian Letter of Credit.

               "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, the Personal Property Security Act (Ontario) or other similar recording or notice statute, and any lease in the nature thereof).

               "Loan" or "Loans" means the Revolving U.S. Loans (or a portion of any Revolving U.S. Loan bearing interest at the U.S. Base Rate or the Eurodollar Rate and referred to as a U.S. Base Rate Loan or a Eurodollar Loan), the Competitive U.S. Loans (or any portion of any Competitive U.S. Loan), the Revolving Canadian Loans (or any portion of any Revolving Canadian Loan), the BA Outstandings, the U.S. Swingline Loans (or any U.S. Swingline Loan bearing interest at the U.S. Base Rate or the Quoted Rate and referred to as a U.S.

          Base Rate Loan or a Quoted Rate U.S. Swingline Loan) and/or the Canadian Swingline Loans, individually or collectively, as appropriate.

               "Material Adverse Effect" means a material adverse effect on
          (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Consolidated Parties taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or
          (iii) the material rights and remedies of the Lenders under the Credit Documents.

               "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

               "Medium Term Notes" means any one of the notes issued by Airgas in favor of the Medium Term Noteholders pursuant to the Medium Term Note Indenture, as such Medium Term Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

               "Medium Term Note Indenture" means that certain Indenture dated as of August 1, 1996, among Airgas and The Bank of New York as Trustee, as such Medium Term Note Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

               "Medium Term Noteholder" means any one of the holders from time to time of the Medium Term Notes.

               "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

               "Mortgage Instruments" means the mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time) encumbering the fee interest and/or leasehold interest of any Credit Party in each of the real properties required by Section 7.13 to be pledged to the U.S. Agent.

               "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

               "Multiple Employer Plan" means a Plan which a Consolidated Party or any ERISA Affiliate and at least one employer other than a Consolidated Party or any ERISA Affiliate are contributing sponsors.

               "National Welders" means National Welders Supply Company, Inc., a North Carolina corporation.

               "National Welders Joint Venture Agreement" means that certain joint venture agreement dated June 28, 1996 by and among Airgas, National Welders, J.A. Turner, Jr., Judith Carpenter, J.A. Turner, III and Linerieux B. Turner.

               "National Welders Liens" means the liens and security interests on the assets of National Welders as described on
          Schedule 1.1E hereto.

               "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party in respect of any Asset Disposition or Debt Issuance, net of
          (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions)
          (b) taxes paid or payable as a result thereof or in connection therewith or attributable thereto and (c) in the case of any Asset Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the U.S. Agent) on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition or Debt Issuance. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts which constitute

          "Net Proceeds" (or any comparable term) of such transaction under, and as defined in, any Junior Financing Documentation.

               "New Commitment Agreement" shall have the meaning assigned to such term in Section 4.4(d).

               "Non-Excluded Taxes" shall have the meaning assigned to such term in Section 4.10.

               "Notice of Borrowing" means (a) in the case of Revolving U.S. Loans, a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i) or
          (b) in the case of Revolving Canadian Loans, a written notice of borrowing in substantially the form of Schedule 3.1(b)(i).

               "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 4.2, as required by Section 4.2.

               "Operating Accounts" shall have the meaning assigned to such term in Section 3.2(a).

               "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

               "Partial Collateralization Date" means a date, if any, following the Closing Date or a Collateral Release Date, on which the Applicable Percentage is based on "Pricing Level IV", "Pricing Level V" or "Pricing Level VI" (it being understood that a Partial Collateralization Date may occur more than once during the term of this Credit Agreement).

               "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any U.S. Letters of Credit or U.S. LOC Obligations as provided in Section 2.3(c), in any U.S. Swingline Loans as provided in Section 2.4(b)(iii), in any Canadian Letters of Credit or Canadian LOC Obligations as provided in Section 3.3(c) or in any Loans or BA Outstandings as provided in Section 4.13.

               "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

               "Permitted Acquisition" means an Acquisition by Airgas or any Subsidiary of Airgas permitted pursuant to the terms of
          Section 8.5(i).

               "Permitted Investments" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.5.

               "Permitted Liens" means:

                    (i) Liens arising under the Collateral Documents;

                    (ii) Liens (other than Liens created or imposed under
               ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                    (iii) statutory Liens of landlords and Liens of
               carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                    (iv) Liens (other than Liens created or imposed under
               ERISA) incurred or deposits made by the Consolidated Parties in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (v) Liens in connection with attachments or judgments
               (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                    (vi) easements, rights-of-way, restrictions (including
               zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                    (vii) Liens existing as of the Closing Date and set
               forth on Schedule 1.1F;

                    (viii) Liens on Property of any Person securing
               purchase money Indebtedness, Capital Leases and Synthetic Leases of such Person permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the incurrence of such Indebtedness;

                    (ix) Liens on Property of any Person securing
               Acquisition Indebtedness, under Section 8.1(d), provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the date the related Permitted Acquisition is consummated;

                    (x) leases or subleases granted to others not
               interfering in any material respect with the business of any Consolidated Party;

                    (xi) any interest of title of a lessor under, and Liens
               arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                    (xii) normal and customary rights of setoff upon
               deposits of cash in favor of banks or other depository institutions;

                    (xiii) the National Welders Liens;

                    (xiv) Liens in favor of the Receivables Subsidiary or
               Receivables Financier created or deemed to exist in connection with the Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the Securitization Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction; and

                    (xv) other Liens not described above, provided that
               such Liens do not secure obligations in excess of $25,000,000 at any one time outstanding.

               "Permitted Receivables Financing" means that certain Securitization Transaction pursuant to the Receivables Purchase Agreement dated as of December 22, 2000 among the Recievables Subsidiary, Airgas, Inc., the Receivables Financiers party thereto and PNC Bank, National Association, as administrator, as such agreement has been amended, modified, extended, replaced, restated or substituted from time to time prior to the Closing Date or as such agreement may hereafter be amended, modified, extended, replaced, restated or substituted in accordance with the terms of this Credit Agreement; provided that (i) the aggregate Attributed Principal Amount for such Securitization Transaction shall not at any time exceed $175,000,000, (ii) such Securitization Transaction shall not involve any recourse to any Consolidated Party for any reason other than

          (A) repurchases of non-eligible receivables and (B) indemnifications for losses other than credit losses related to the receivables sold in such financing and (iii) the documentation for such Securitization Transaction shall not be amended or modified, in any material respect, without the prior written approval of the U.S. Agent.

               "Permitted Unsecured Indebtedness" means Funded Indebtedness of the Consolidated Parties, provided that (i) such Indebtedness and any related Guaranty Obligations shall not be secured by any Lien and (ii) the terms and conditions of such Indebtedness, when taken as a whole, are no less favorable to the Consolidated Parties than the terms and conditions of this Credit Agreement.

               "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

               "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Airgas, any Subsidiary of Airgas or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

               "Principal Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for conducting the operations of Airgas or a Subsidiary and located in the United States; provided, however, that "Principal Property" shall not include (i) any building, structure or facility which, in the opinion of the board of directors of Airgas, is not of material importance to the total business conducted by Airgas and its Subsidiaries as an entirety or (ii) any portion of a particular building, structure or facility, which, in the opinion of Airgas, is not of material importance to the use or operation of such building, structure or facility.

               "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Sections 7.10(a) - (c) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the U.S. Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any incurrence or assumption of Indebtedness as referred to in Section 8.1(g), (ii) any Asset Disposition as referred to in Section 8.4(b) or (ii) any Acquisition as referred to in Section 8.5(i). In connection with any calculation of the financial covenants set forth in Sections 7.10(a) - (c) upon giving effect to a transaction on a Pro Forma Basis:

          (A) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in
               Section 8.1(g), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

          (B) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.4(b), (1) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

          (C) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.5(i), (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments meet the requirements of Regulation S-X under the

          Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder.

               "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of Airgas delivered to the U.S. Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1 (g), (ii) any Asset Disposition as referred to in Section 8.4(b) or (ii) any Acquisition as referred to in Section 8.5(i), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Total Leverage Ratio and the Consolidated Senior Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the U.S. Agent shall have received the Required Financial Information.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Quoted Rate" means, with respect to any Quoted Rate U.S. Swingline Loan, the fixed percentage rate per annum offered by the U.S. Swingline Lender and accepted by Airgas with respect to such U.S. Swingline Loan as provided in accordance with the provisions of Section 2.4.

               "Quoted Rate U.S. Swingline Loan" means a U.S. Swingline Loan bearing interest at a Quoted Rate.

               "Receivables Financier" means any of the "Conduit
          Purchasers" or "Related Committed Purchasers" as such terms are defined in the documents governing the Permitted Receivables Financing.

               "Receivables Subsidiary" means (i) Radnor Funding Corp., a Delaware corporation, and (ii) any other Subsidiary or Affiliate of Airgas to which any Consolidated Party sells, contributes or otherwise conveys any Securitization Assets in connection with the Permitted Receivables Financing.

               "Redemption Obligation" means the contingent liability of any Consolidated Party with respect to cash redemption obligations relating to any Capital Stock issued by a Consolidated Party to any officer, director, shareholder or other principal of any Subsidiary created or acquired after the Closing Date.

               "Regulation D, U, or X" means Regulation D, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

               "Reportable Event" means any of the events set forth in
          Section 4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. 2615.

               "Required Canadian Lenders" means, at any time, Canadian Lenders which are then in compliance with their obligations hereunder (as determined by the Agents) and holding in the aggregate a majority of (i) the Revolving Canadian Commitments or
          (ii) if the Commitments have been terminated, the sum of (A) the outstanding Revolving Canadian Loans, (B) the BA Outstandings,
          (C) the outstanding Canadian Swingline Loans, (D) the Canadian LOC Obligations and (E) the outstanding Participation Interests in Revolving Canadian Loans, Canadian Letters of Credit and BA Outstandings (including the Participation Interests of the Canadian Issuing Lender in any Canadian Letters of Credit).

               "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to
          Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of Airgas required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

               "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the U.S. Agent) and holding in the aggregate a majority of (i) the sum of the U.S. Dollar Amount of (A) the Revolving U.S. Commitments and (B) the Revolving Canadian Commitments or (ii) if the Commitments have been terminated, the sum of the U.S. Dollar Amount of (A) the outstanding Loans, (B) the outstanding Participation Interests (including the Participation Interests of the U.S. Issuing Lender in any U.S. Letters of Credit, the Participation Interests of the U.S. Swingline Lender in any U.S. Swingline Loans and the Participation Interests of the Canadian Issuing Lender in any Canadian Letters of Credit) and (C) the Canadian LOC Obligations.

               "Required U.S. Lenders" means, at any time, U.S. Lenders which are then in compliance with their obligations hereunder (as determined by the U.S. Agent) and holding in the aggregate a majority of (i) the Revolving U.S. Commitments or (ii) if the Commitments have been terminated, the sum of (A) the outstanding Revolving U.S. Loans, Competitive U.S. Loans and U.S. Swingline Loans and (B) the outstanding Participation Interests in Revolving U.S. Loans, U.S. Swingline Loans and U.S. Letters of Credit (including the Participation Interests of the U.S. Issuing Lender in any U.S. Letters of Credit and the Participation Interests of the U.S. Swingline Lender in any U.S. Swingline Loans).

               "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

               "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Airgas or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption (including, without limitation, in connection with any Redemption Obligation), retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Airgas or any of its Subsidiaries, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Airgas or any of its Subsidiaries, now or hereafter outstanding.

               "Restricted Subsidiary" means any wholly-owned Subsidiary of Airgas (other than the Receivables Subsidiary, Forair, Inc. and Forgas, Inc.) and any other Subsidiary of Airgas that, at the option of Airgas, executes a Joinder Agreement in accordance with
          Section 7.12.

               "Revolving Canadian Loans" shall have the meaning assigned to such term in Section 3.1(a).

               "Revolving Canadian Commitment" means, with respect to each Canadian Lender, the commitment of such Canadian Lender in an aggregate principal amount at any time outstanding of up to such Canadian Lender's Canadian Commitment Percentage of the Revolving Canadian Committed Amount, (i) to make Revolving Canadian Loans in accordance with the provisions of Section 3.1(a), (ii) to purchase Participation Interests in Canadian Letters of Credit in accordance with the provisions of Section 3.3(c) and (iii) to accept Bankers' Acceptances in accordance with the provisions of
          Section 3.4(a).

               "Revolving Canadian Committed Amount" shall have the meaning assigned to such term in Section 3.1(a).

               "Revolving U.S. Commitment" means, with respect to each U.S. Lender, the commitment of such U.S. Lender in an aggregate principal amount at any time outstanding of up to such U.S. Lender's U.S. Commitment Percentage of the Revolving U.S. Committed Amount, (i) to make Revolving U.S. Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in U.S. Letters of Credit in accordance with the provisions of Section 2.3(c), and (iii) to purchase Participation Interests in the U.S. Swingline Loans in accordance with the provisions of Section 2.4(b)(iii).

               "Revolving U.S. Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

               "Revolving U.S. Loans" shall have the meaning assigned to such term in Section 2.1(a).

               "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

               "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

               "Securitization Assets" means any accounts or trade receivable, notes receivable, rights to future lease payments or residuals or capital, or any other asset or a portion or interest therein that is or could be securitized, together with certain related property relating thereto and the right to collections thereon, which are subject to a Securitization Transaction.

               "Securitization Transaction" means any transaction or series of transactions pursuant to which a Person may sell, convey or otherwise transfer to (i) a Subsidiary or Affiliate, or (ii) any other Person, or may grant a security interest in, any Securitization Assets (or any portion or interest therein) of such Person, including, without limitation, any sale, lease, whole loan sale, secured loan or other transfer.

               "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Standby Canadian Letter of Credit Fee" shall have the meaning assigned to such term in Section 4.5(c)(i).

               "Standby U.S. Letter of Credit Fee" shall have the meaning assigned to such term in Section 4.5(b)(i).

               "Subordinated Debt" means (i) any Indebtedness evidenced and governed by the Subordinated Note Indenture and the Subordinated Notes, including any guarantees thereof by any Credit Party, and
          (ii) any other unsecured Indebtedness of Airgas, including any guarantees thereof by any Credit Party, so long as (a) such Indebtedness is subordinated to the Credit Party Obligations on terms no less favorable to the Lenders than the Subordinated Note Indenture, (b) such Indebtedness shall not have any principal payments due prior to the date that is twelve (12) months after the Termination Date, whether at maturity or otherwise, except upon an occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Credit Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (c) the terms and conditions of such Indebtedness, when taken as a whole, are no less favorable to Airgas than the terms and conditions of this Credit Agreement and (d) no later than five (5) Business Days prior to the incurrence of such Indebtedness, Airgas shall have delivered to the U.S. Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, Airgas would be in compliance with the financial covenants set forth in Sections 7.10(a) - (c).

               "Subordinated Note" means any one of the 9.125% notes due 2011, issued by Airgas in favor of the Subordinated Noteholders pursuant to the Subordinated Note Indenture, as such Subordinated Notes may be amended, modified, exchanged as contemplated by the Subordinated Note Indenture, restated or supplemented and in effect from time to time in accordance with the terms hereof.

               "Subordinated Note Indenture" means the Indenture, dated as of the Closing Date, by and among Airgas and The Bank of New York, as trustee, as such Subordinated Note Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

               "Subordinated Noteholder" means any one of the holders from time to time of the Subordinated Notes.

               "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. The term "Subsidiary" or "Subsidiaries" shall include National Welders at such time, if ever, as National Welders is required to be consolidated (on the consolidation basis) with Airgas in accordance with GAAP.

               "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

               "Termination Date" means July 30, 2006.

               "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by Airgas, any Subsidiary of Airgas or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan.

               "Trade Canadian Letter of Credit Fee" shall have the meaning assigned to such term in Section 4.5(c)(ii).

               "Trade U.S. Letter of Credit Fee" shall have the meaning assigned to such term in Section 4.5(b)(ii).

               "Unused Revolving Canadian Commitment Fee" shall have the meaning assigned to such term in Section 4.5(a)(ii).

               "Unused Revolving Canadian Commitment Fee Calculation Period" shall have the meaning assigned to such term in Section 4.5(a)(ii).

               "Unused Revolving Canadian Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Canadian Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Canadian Loans plus (ii) the outstanding aggregate principal amount of all Canadian LOC Obligations plus (iii) the aggregate BA Outstandings.

               "Unused Revolving U.S. Commitment Fee" shall have the meaning assigned to such term in Section 4.5(a)(i).

               "Unused Revolving U.S. Commitment Fee Calculation Period" shall have the meaning assigned to such term in Section
          4.5(a)(i).

               "Unused Revolving U.S. Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving U.S. Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving U.S. Loans plus (ii) the outstanding aggregate principal amount of all U.S. LOC Obligations plus (iii) 50% of the outstanding aggregate principal amount of all Competitive U.S. Loans.

               "U.S. Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

               "U.S. Agent's Fee Letter" means that certain letter agreement, dated as of June 14, 2001, between the U.S. Agent and Airgas, as amended, modified, supplemented or replaced from time to time.

               "U.S. Agent's Fees" shall have the meaning assigned to such term in Section 4.5(d)(i).

               "U.S. Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the U.S. Prime Rate.

               "U.S. Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the U.S. Base Rate.

               "U.S. Commitment Percentage" means, for any U.S. Lender, the percentage identified as its U.S. Commitment Percentage on
          Schedule 2.1(a), as such percentage may be modified in connection with any increase in the Revolving U.S. Committed Amount pursuant to Section 4.4(d) or any assignment made in accordance with the provisions of Section 11.3.

               "U.S. Credit Parties" shall mean a collective reference to Airgas and the U.S. Guarantors, and "U.S. Credit Party" shall mean any one of them.

               "U.S. Dollars" and "U.S.$" means dollars in lawful currency of the United States of America.

               "U.S. Dollar Amount" means on any date of computation, (a) with respect to U.S. Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of Canadian Dollars or an amount denominated in Canadian Dollars, the U.S. Dollar Equivalent of such amount.

               "U.S. Dollar Equivalent" means, on any date of computation, with respect to an amount denominated in Canadian Dollars, the amount of U.S. Dollars into which the U.S. Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Canadian Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time.

               "U.S. Guarantors" means each of the Persons identified as a "U.S. Guarantor" on the signature pages hereto and each Person which may hereafter guaranty the Credit Party Obligations by its execution of a Joinder Agreement pursuant to Section 7.12, together with their successors and permitted assigns, and "U.S. Guarantor" means any one of them.

               "U.S. Issuing Lender" means Bank of America.

               "U.S. Issuing Lender Fees" shall have the meaning assigned to such term in Section 4.5(b)(iii).

               "U.S. Lenders" means (i) those Lenders identified as U.S Lenders on the signature pages attached hereto and (ii) any Person which becomes a U.S. Lender by executing a New Commitment Agreement pursuant to Section 4.4(d), together with their successors and assigns.

               "U.S. Letter of Credit" means (i) any standby or trade letter of credit issued by the U.S. Issuing Lender for the account of Airgas in accordance with the terms of Section 2.3 and
          (ii) any Existing U.S. Letter of Credit.

               "U.S. LOC Commitment" means the commitment of the U.S. Issuing Lender to issue U.S. Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the U.S. LOC Committed Amount.

               "U.S. LOC Committed Amount" shall have the meaning assigned to such term in Section 2.3.

               "U.S. LOC Documents" means, with respect to any U.S. Letter of Credit, such U.S. Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such U.S. Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or
          (ii) any collateral security for such obligations.

               "U.S. LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under U.S. Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such U.S. Letters of Credit plus (ii) the aggregate amount of all drawings under U.S. Letters of Credit honored by the U.S. Issuing Lender but not theretofore reimbursed.

               "U.S. Pledge Agreement" means the pledge agreement substantially in the form of Schedule 1.1G as it may be executed in favor of the Collateral Agent by each of the U.S. Credit Parties pursuant to Section 7.13, as amended, modified, restated or supplemented from time to time.

               "U.S. Prime Rate" means, for any day, the per annum rate of interest rate in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

               "U.S. Security Agreement" means the security agreement substantially in the form of Schedule 1.1H as it may be executed in favor of the U.S. Agent by each of the U.S. Credit Parties pursuant to Section 7.13, as amended, modified, restated or supplemented from time to time.

               "U.S. Swingline Commitment" means the commitment of the U.S. Swingline Lender to make U.S. Swingline Loans in an aggregate principal amount at any time outstanding of up to the U.S. Swingline Committed Amount.

               "U.S. Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

               "U.S. Swingline Lender" means Bank of America.

               "U.S. Swingline Loan" means a loan made pursuant to and defined in Section 2.4(a).

               "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          1.2      Computation of Time Periods.

          For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

          1.3      Accounting Terms.

          Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, however, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by Airgas in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the financial statements as at March 31, 2001); provided, however, if (a) Airgas shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agents or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Airgas to the Lenders as to which no such objection shall have been made.

          Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.10 (including without limitation for purposes of the definition of "Pro Forma Basis" set forth in Section 1.1),
(i) after consummation of any Asset Disposition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder.


                                 SECTION 2

                       U.S. DOLLAR CREDIT FACILITIES

          2.1      Revolving U.S. Loans.

          (a) Revolving U.S. Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each U.S. Lender severally agrees to make available to Airgas such U.S. Lender's U.S. Commitment Percentage of revolving credit loans requested by Airgas in U.S. Dollars ("Revolving U.S. Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving U.S. Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the aggregate principal amount of outstanding Revolving U.S. Loans shall not exceed THREE HUNDRED SIXTY-SEVEN MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS (U.S.$367,500,000) (as such aggregate maximum amount may be increased or reduced from time to time as provided in Section 4.4, the "Revolving U.S. Committed Amount"); provided, further, (i) with regard to each U.S. Lender individually, such U.S. Lender's outstanding Revolving U.S. Loans shall not exceed such U.S. Lender's U.S. Commitment Percentage of the Revolving U.S. Committed Amount and (ii) with regard to the U.S. Lenders collectively, the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding shall not exceed the Revolving U.S. Committed Amount. Revolving U.S. Loans may consist of U.S. Base Rate Loans or Eurodollar Loans, or a combination thereof, as Airgas may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 11 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving U.S. Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Revolving U.S. Loan Borrowings.

               (i) Notice of Borrowing. Airgas (by its duly authorized officers or representatives) shall request a Revolving U.S. Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the U.S. Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of U.S. Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving U.S. Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of U.S. Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If Airgas shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving U.S. Loan requested, then such notice shall be deemed to be a request for a U.S. Base Rate Loan hereunder. The U.S. Agent shall give notice to each affected U.S. Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), specifying the contents thereof and each such U.S. Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Eurodollar Loan or U.S. Base Rate Loan that is a Revolving U.S. Loan shall be in a minimum aggregate principal amount of U.S.$5,000,000 and integral multiples of U.S.$1,000,000 in excess thereof (or the remaining amount of the Revolving U.S. Committed Amount, if less).

               (iii) Advances. Each U.S. Lender will make its U.S. Commitment Percentage of each Revolving U.S. Loan borrowing available to the U.S. Agent for the account of Airgas as specified in Section 4.14, or in such other manner as the U.S. Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in U.S. Dollars and in funds immediately available to the U.S. Agent. Such borrowing will then be made available to Airgas by the U.S. Agent by crediting the account of Airgas on the books of the main office of the U.S. Agent in Charlotte, North Carolina with the aggregate of the amounts made available to the U.S. Agent by the U.S. Lenders and in like funds as received by the U.S. Agent.

          (c) Repayment. Airgas promises to pay the principal amount of all Revolving U.S. Loans in full on the Termination Date.

          (d) Interest. Subject to the provisions of Section 4.1,

               (i) U.S. Base Rate Loans. During such periods as Revolving U.S. Loans shall be comprised in whole or in part of U.S. Base Rate Loans, such U.S. Base Rate Loans shall bear interest at a per annum rate equal to the U.S. Base Rate plus the Applicable Percentage; and

               (ii) Eurodollar Loans. During such periods as Revolving U.S. Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

Airgas promises to pay interest on Revolving U.S. Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          2.2      Competitive U.S. Loan Subfacility.

          (a) Competitive U.S. Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Airgas may, from time to time from the Closing Date until the Termination Date, request and each U.S. Lender may, in its sole discretion, agree to make, Competitive U.S. Loans in U.S. Dollars to Airgas; provided, however, that (i) the aggregate principal amount of outstanding Competitive U.S. Loans shall not at any time exceed FIFTY MILLION U.S. DOLLARS (U.S.$50,000,000) and (ii) the sum of the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding shall not at any time exceed the Revolving U.S. Committed Amount. Each Competitive U.S. Loan shall be not less than U.S.$1,000,000 in the aggregate and integral multiples of U.S.$500,000 in excess thereof (or the remaining portion of the Revolving U.S. Committed Amount, if less).

          (b) Competitive U.S. Bid Requests. Airgas (by its duly authorized officers or representatives) may solicit by making a written, telefax or telephonic request to all of the U.S. Lenders for a Competitive U.S. Loan. To be effective, such request must be received by each of the U.S. Lenders by such time as determined by each such U.S. Lender in accordance with such U.S. Lender's customary practices (in any event not to be later than 12:00 NOON (Charlotte, North Carolina time)) on the date of the requested borrowing and must specify (i) that a Competitive U.S. Loan is requested,
(ii) the amount of such Competitive U.S. Loan and (iii) the Interest Period for such Competitive U.S. Loan.

          (c) Competitive U.S. Bids. Upon receipt of a request by Airgas for a Competitive U.S. Loan, each U.S. Lender may, in its sole discretion, submit a Competitive U.S. Bid containing an offer to make a Competitive U.S. Loan in an amount up to the amount specified in the related request for Competitive U.S. Loans. Such Competitive U.S. Bid shall be submitted to Airgas by telephone notice by such time as determined by such U.S. Lender in accordance with such U.S. Lender's customary practices (in any event not to be later than 1:00 P.M. (Charlotte, North Carolina time)) on the date of the requested Competitive U.S. Loan. Competitive U.S. Bids so made shall be irrevocable. Each Competitive U.S. Bid shall specify (i) the date of the proposed Competitive U.S. Loan, (ii) the maximum and minimum principal amounts of the Competitive U.S. Loan for which such offer is being made (which may be for all or a part of (but not more than) the amount requested by Airgas), (iii) the applicable Competitive U.S. Bid Rate, and (iv) the applicable Interest Period.

          (d) Acceptance of Competitive U.S. Bids. Airgas (by its duly authorized officers or representatives) may, before such time as determined by the applicable U.S. Lender in accordance with such U.S. Lender's customary practices (in any event until 2:00 P.M. (Charlotte, North Carolina time)) on the date of the requested Competitive U.S. Loan, accept any Competitive U.S. Bid by giving the applicable U.S. Lender and the U.S. Agent telephone notice (immediately confirmed in writing) of (i) the U.S. Lender or U.S. Lenders whose Competitive U.S. Bid(s) is/are accepted, (ii) the principal amount of the Competitive U.S. Bid(s) so accepted and (iii) the Interest Period of the Competitive U.S. Bid(s) so accepted. Airgas may accept any Competitive U.S. Bid in whole or in part; provided, however, that (a) the principal amount of each Competitive U.S. Loan may not exceed the maximum amount offered in the Competitive U.S. Bid and may not be less than the minimum amount offered in the Competitive U.S. Bid, (b) the principal amount of each Competitive U.S. Loan may not exceed the total amount requested pursuant to subsection (a) above, (c) Airgas shall not accept a Competitive U.S. Bid made at a particular Competitive U.S. Bid Rate if it has decided to reject a Competitive U.S. Bid made at a lower Competitive U.S. Bid Rate and (d) if Airgas shall accept a Competitive U.S. Bid or Bids made at a particular Competitive U.S. Bid Rate but the amount of such Competitive U.S. Bid or Bids shall cause the total amount of Competitive U.S. Bids to be accepted by Airgas to exceed the total amount requested pursuant to subsection (a) above, then Airgas shall accept a portion of such Competitive U.S. Bid or Bids in an amount equal to the total amount requested pursuant to subsection (a) above less the amount of other Competitive U.S. Bids accepted with respect to such request, which acceptance, in the case of multiple Competitive U.S. Bids at the same Competitive U.S. Bid Rate, shall be made pro rata in accordance with each such Competitive U.S. Bid at such Competitive U.S. Bid Rate. Competitive U.S. Bids so accepted by Airgas shall be irrevocable.

          (e) Funding of Competitive U.S. Loans. Upon acceptance by Airgas pursuant to subsection (d) above of all or a portion of any U.S. Lender's Competitive U.S. Bid, such U.S. Lender shall, before such time as determined by such U.S. Lender in accordance with such U.S. Lender's customary practices, on the date of the requested Competitive U.S. Loan, make such Competitive U.S. Loan available to the U.S. Agent in Federal or other immediately available funds. Upon receipt of such funds, the U.S. Agent will promptly make such funds available to Airgas at Account No. 3750353729 maintained at the offices of Bank of America; provided, however, that if on the date of such Competitive U.S. Loan Airgas is to repay all or any part of an outstanding Revolving U.S. Loan, then the U.S. Agent shall apply such Competitive U.S. Loan first to such repayment, and only an amount equal to the excess (if any) of the amount borrowed over the amount being repaid shall be made available to Airgas.

          (f) Repayment of Competitive U.S. Loans. Airgas promises to repay to each U.S. Lender which has made a Competitive U.S. Loan on the last day of the Interest Period for such Competitive U.S. Loan the then unpaid principal amount of such Competitive U.S. Loan. Airgas may not prepay any Competitive U.S. Loan unless such prepayment is accompanied by payment of amounts specified in Section 4.11.

          (g) Interest. Airgas promises to pay interest to each U.S. Lender on the unpaid principal amount of each Competitive U.S. Loan of such U.S. Lender from and including the date of such Competitive U.S. Loan to but excluding the stated maturity date thereof, at the applicable Competitive U.S. Bid Rate for such Competitive U.S. Loan (computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on Competitive U.S. Loans shall be payable in arrears on each applicable Interest Payment Day (or at such other times as may be specified herein).

          (h) Limitation on Number of Competitive U.S. Loans. Airgas shall not request a Competitive U.S. Loan if, assuming the maximum amount of Competitive U.S. Loans so requested is borrowed as of the date of such request, (i) the sum of the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding would exceed the aggregate Revolving U.S. Committed Amount and (ii) the sum of the aggregate principal amount of outstanding Competitive U.S. Loans would exceed U.S.$50,000,000.

          (i) Change in Procedures for Requesting Competitive U.S. Loans. Airgas and the U.S. Lenders hereby agree that, notwithstanding any other provision to the contrary contained in this Credit Agreement, upon mutual agreement of the U.S. Agent and Airgas and written notice by the U.S. Agent to the U.S. Lenders, all further requests by Airgas for Competitive U.S. Loans shall be made by Airgas to the U.S. Lenders through the U.S. Agent in accordance with such procedures as shall be prescribed by the U.S. Agent and acceptable to Airgas and each U.S. Lender.

          2.3      U.S. Letter of Credit Subfacility.

          (a) Issuance. Subject to the terms and conditions hereof and of the U.S. LOC Documents, if any, and any other terms and conditions which the U.S. Issuing Lender may reasonably require, and in reliance upon the agreements of the Credit Parties and U.S. Lenders set forth herein, the U.S. Lenders will participate in the issuance by the U.S. Issuing Lender from time to time of such U.S. Letters of Credit in U.S. Dollars from the Closing Date until the Termination Date as Airgas may request, in a form acceptable to the U.S. Issuing Lender; provided, however, that (i) the U.S. LOC Obligations outstanding shall not at any time exceed FIFTY-FIVE MILLION U.S. DOLLARS (U.S.$55,000,000) (the "U.S. LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding shall not at any time exceed the aggregate Revolving U.S. Committed Amount. No U.S. Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that such U.S. Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the U.S. Issuing Lender gives notice of non-renewal to the beneficiary of such U.S. Letter of Credit at least a specified time period prior to the expiry date then in effect), or
(y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. The U.S. Issuing Lender shall be under no obligation to issue any U.S. Letter of Credit if the issuance of such U.S. Letter of Credit would violate any applicable Requirement of Law or any policy of the U.S. Issuing Lender. Each U.S. Letter of Credit shall comply with the related U.S. LOC Documents. The issuance and expiry dates of each U.S. Letter of Credit shall be a Business Day.

          (b) Notice and Reports. The request for the issuance of a U.S. Letter of Credit shall be submitted by Airgas (by its duly authorized officers or representatives) to the U.S. Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The U.S. Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the U.S. Lenders a detailed report specifying the U.S. Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

          (c) Participation. Each U.S. Lender, upon issuance of a U.S. Letter of Credit (or, in the case of each Existing U.S. Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the U.S. Issuing Lender in such U.S. Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such U.S. Letter of Credit (based on the respective U.S. Commitment Percentages of the U.S. Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the U.S. Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such U.S. Letter of Credit. Without limiting the scope and nature of each U.S. Lender's participation in any U.S. Letter of Credit, to the extent that the U.S. Issuing Lender has not been reimbursed as required hereunder or under any such U.S. Letter of Credit, each such U.S. Lender shall pay to the U.S. Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the U.S. Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each U.S. Lender to so reimburse the U.S. Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Airgas to reimburse the U.S. Issuing Lender under any U.S. Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any U.S. Letter of Credit, the U.S. Issuing Lender will promptly notify Airgas. Unless Airgas shall immediately notify the U.S. Issuing Lender that Airgas intends to otherwise reimburse the U.S. Issuing Lender for such drawing, Airgas shall be deemed to have requested that the U.S. Lenders make a Revolving U.S. Loan in the amount of the drawing as provided in subsection
(e) hereof on the related U.S. Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. Airgas promises to reimburse the U.S. Issuing Lender on the day of drawing under any U.S. Letter of Credit (either with the proceeds of a Revolving U.S. Loan obtained hereunder or otherwise) in same day funds. If Airgas shall fail to reimburse the U.S. Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the U.S. Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). Airgas' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment Airgas may claim or have against the U.S. Issuing Lender, the U.S. Agent, the U.S. Lenders, the beneficiary of the U.S. Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of Airgas to receive consideration or the legality, validity, regularity or unenforceability of the U.S. Letter of Credit. The U.S. Issuing Lender will promptly notify the other U.S. Lenders of the amount of any unreimbursed drawing under any U.S. Letter of Credit and each U.S. Lender shall promptly pay to the U.S. Agent for the account of the U.S. Issuing Lender in U.S. Dollars and in immediately available funds, the amount of such U.S. Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such U.S. Lender from the U.S. Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 NOON (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such U.S. Lender does not pay such amount to the U.S. Issuing Lender in full upon such request, such U.S. Lender shall, on demand, pay to the U.S. Agent for the account of the U.S. Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such U.S. Lender pays such amount to the U.S. Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such U.S. Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the U.S. Base Rate. Each U.S. Lender's obligation to make such payment to the U.S. Issuing Lender, and the right of the U.S. Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of Airgas hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a U.S. Lender to the U.S. Issuing Lender, such U.S. Lender shall, automatically and without any further action on the part of the U.S. Issuing Lender or such U.S. Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the U.S. Issuing Lender) in the related unreimbursed drawing portion of the U.S. LOC Obligation and in the interest thereon and in the related U.S. LOC Documents, and shall have a claim against Airgas with respect thereto.

          (e) Repayment with Revolving U.S. Loans. On any day on which Airgas shall have requested, or shall be deemed to have requested, a Revolving U.S. Loan advance to reimburse a drawing under a U.S. Letter of Credit, the U.S. Agent shall give notice to the U.S. Lenders that a Revolving U.S. Loan has been requested or deemed requested by Airgas to be made in connection with a drawing under a U.S. Letter of Credit, in which case a Revolving U.S. Loan advance comprised of U.S. Base Rate Loans (or Eurodollar Loans to the extent Airgas has complied with the procedures of
Section 2.1(b)(i) with respect thereto) shall be immediately made to Airgas by all U.S. Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective U.S. Commitment Percentages of the U.S. Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the U.S. Issuing Lender for application to the respective U.S. LOC Obligations. Each such U.S. Lender hereby irrevocably agrees to make its pro rata share of each such Revolving U.S. Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving U.S. Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving U.S. Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving U.S. Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving U.S. Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Airgas), then each such U.S. Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Airgas on or after such date and prior to such purchase) from the U.S. Issuing Lender such participation in the outstanding U.S. LOC Obligations as shall be necessary to cause each such U.S. Lender to share in such U.S. LOC Obligations ratably (based upon the respective U.S. Commitment Percentages of the U.S. Lenders (determined before giving effect to any termination of the Commitments pursuant to
Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing U.S. Lender shall be required to pay to the U.S. Issuing Lender, to the extent not paid to the Issuer by Airgas in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving U.S. Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the U.S. Base Rate.

          (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.3(a) hereof, a U.S. Letter of Credit issued hereunder may contain a statement to the effect that such U.S. Letter of Credit is issued for the account of a Subsidiary of Airgas, provided that notwithstanding such statement, Airgas shall be the actual account party for all purposes of this Credit Agreement for such U.S. Letter of Credit and such statement shall not affect Airgas' reimbursement obligations hereunder with respect to such U.S. Letter of Credit.

          (g) Renewal, Extension. The renewal or extension of any U.S. Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new U.S. Letter of Credit hereunder.

          (h) Uniform Customs and Practices. The U.S. Issuing Lender may have the U.S. Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

          (i) Indemnification; Nature of U.S. Issuing Lender's Duties.

               (i) Airgas agrees to indemnify and hold harmless the U.S. Issuing Lender, each other U.S. Lender, the U.S. Agent and each of their respective officers, directors, affiliates, employees or agents (the "Indemnitees") from and against any and all claims and damages, losses, liabilities, costs and expenses which the Indemnitees may incur (or which may be claimed against any Indemnitee) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any U.S. Letter of Credit; provided that Airgas shall not be required to indemnify the Indemnitees for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (A) caused by the willful misconduct or gross negligence of any Indemnitee in determining whether a request presented under any U.S. Letter of Credit complied with the terms of such U.S. Letter of Credit or (B) caused by the U.S. Issuing Lender's failure to pay under any U.S. Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such U.S. Letter of Credit (unless such payment is prohibited by any law, regulation, court order or decree).

               (ii) Airgas agrees, as between Airgas and the U.S. Issuing Lender, Airgas shall assume all risks of the acts, omissions or misuse of any U.S. Letter of Credit by the beneficiary thereof.

               (iii) The U.S. Issuing Lender shall not, in any way, be liable for any failure by the U.S. Issuing Lender or anyone else to pay any drawing under any U.S. Letter of Credit as a result of any Government Acts or any other cause beyond the control of the U.S. Issuing Lender.

               (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of Airgas contained in subsection (d) above. The obligations of Airgas under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a U.S. Letter of Credit shall in any way affect or impair the rights of the U.S. Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (i), Airgas shall have no obligation to indemnify the U.S. Issuing Lender in respect of any liability incurred by the U.S. Issuing Lender (A) arising out of the gross negligence or willful misconduct of the U.S. Issuing Lender, or (B) caused by the U.S. Issuing Lender's failure to pay under any U.S. Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such U.S. Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (j) Responsibility of U.S. Issuing Lender. It is expressly understood and agreed that the obligations of the U.S. Issuing Lender hereunder to the U.S. Lenders are only those expressly set forth in this Credit Agreement and that the U.S. Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.3 shall be deemed to prejudice the right of any U.S. Lender to recover from the U.S. Issuing Lender any amounts made available by such U.S. Lender to the U.S. Issuing Lender pursuant to this
Section 2.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a U.S. Letter of Credit constituted gross negligence or willful misconduct on the part of the U.S. Issuing Lender.

          (k) Conflict with U.S. LOC Documents. In the event of any conflict between this Credit Agreement and any U.S. LOC Document (including any letter of credit application), this Credit Agreement shall control.

          2.4      U.S. Swingline Loan Subfacility.

          (a) U.S. Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the U.S. Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by Airgas in U.S. Dollars to Airgas (each a "U.S. Swingline Loan" and, collectively, the "U.S. Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however,
(i) the aggregate principal amount of U.S. Swingline Loans outstanding at any time shall not exceed TWENTY MILLION U.S. DOLLARS (U.S.$20,000,000) (the "U.S. Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding shall not exceed the Revolving U.S. Committed Amount. U.S. Swingline Loans hereunder shall be made as U.S. Base Rate Loans or Quoted Rate U.S. Swingline Loans as Airgas may request in accordance with the provisions of this Section 2.4, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b) U.S. Swingline Loan Advances.

               (i) Notices; Disbursement. Whenever Airgas desires a U.S. Swingline Loan advance hereunder its duly authorized officer or representative shall give written notice (or telephone notice promptly confirmed in writing) to the U.S. Swingline Lender not later than 2:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested U.S. Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a U.S. Swingline Loan advance is requested, (B) the date of the requested U.S. Swingline Loan advance (which shall be a Business
          Day) and (C) the principal amount of the U.S. Swingline Loan advance requested. Each U.S. Swingline Loan shall be made as a U.S. Base Rate Loan or a Quoted Rate U.S. Swingline Loan and shall have such maturity date as the U.S. Swingline Lender and Airgas shall agree upon receipt by the U.S.

Swingline Lender of any such notice from Airgas. The U.S. Swingline Lender shall credit the funds requested to an Airgas account maintained with the Swingline Lender by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

               (ii) Minimum Amounts. Each U.S. Swingline Loan advance shall be in a minimum principal amount of U.S.$100,000 and in integral multiples thereof (or the remaining amount of the U.S. Swingline Committed Amount, if less).

               (iii) Repayment of U.S. Swingline Loans. Airgas promises to pay the principal amount of all U.S. Swingline Loans on the earlier of (A) the maturity date agreed to by the U.S. Swingline Lender and Airgas with respect to such U.S. Swingline Loan (which maturity date shall not be a date more than thirty (30) days from the date of advance thereof) or (B) the Termination Date. The U.S. Swingline Lender may, at any time, in its sole discretion, by written notice to Airgas and the U.S. Lenders, demand repayment of its U.S. Swingline Loans by way of a Revolving U.S. Loan advance, in which case Airgas shall be deemed to have requested a Revolving U.S. Loan advance comprised solely of U.S. Base Rate Loans in the amount of such U.S. Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in
          Section 9.1 (or if such date is not a Business Day, the first Business Day succeeding such date) and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each U.S. Lender hereby irrevocably agrees to make its pro rata share of each such Revolving U.S. Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving U.S. Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving U.S. Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving U.S. Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving U.S. Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Airgas), then each U.S. Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Airgas on or after such date and prior to such purchase) from the U.S. Swingline Lender such participations in the outstanding U.S. Swingline Loans as shall be necessary to cause each such U.S. Lender to share in such U.S. Swingline Loans ratably based upon its U.S. Commitment Percentage of the Revolving U.S. Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided that (A) all interest payable on the U.S. Swingline Loans shall be for the account of the U.S. Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing U.S. Lender shall be required to pay to the U.S. Swingline Lender, to the extent not paid to the U.S. Swingline Lender by Airgas in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

          (c) Interest on U.S. Swingline Loans. (i) Subject to the provisions of Section 4.1, each U.S. Swingline Loan shall bear interest as follows:

               (A) U.S. Base Rate Loans. If such U.S. Swingline Loan is a U.S. Base Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the U.S. Base Rate plus the Applicable Percentage; and

               (B) Quoted Rate U.S. Swingline Loans. If such U.S. Swingline Loan is a Quoted Rate U.S. Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

          Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate U.S. Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a U.S. Base Rate Loan at the end of such Interest Period.

               (ii) Payment of Interest. Airgas promises to pay interest on U.S. Swingline Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).


                                 SECTION 3

                     Canadian Dollar CREDIT FACILITIES

          3.1      Revolving Canadian Loans.

          (a) Revolving Canadian Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Canadian Lender severally and not jointly agrees to make available to each Canadian Borrower, for its own account, such Canadian Lender's Canadian Commitment Percentage of revolving credit loans requested by the Canadian Borrowers in Canadian Dollars ("Revolving Canadian Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Canadian Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Canadian Loans shall not exceed FIFTY MILLION Canadian DollarS (C$50,000,000) (as such aggregate maximum amount may be increased or reduced from time to time as provided in Section 4.4, the "Revolving Canadian Committed Amount"); provided, further, (i) with regard to each Canadian Lender individually, outstanding Revolving Canadian Loans of such Canadian Lender plus the Participation Interests in Canadian LOC Obligations of such Canadian Lender plus the BA Outstandings of such Canadian Lender shall not exceed such Canadian Lender's Canadian Commitment Percentage of the Revolving Canadian Committed Amount and (ii) with regard to the Canadian Lenders collectively, the aggregate principal amount of outstanding Revolving Canadian Loans plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations outstanding plus the BA Outstandings shall not exceed the Revolving Canadian Committed Amount. Revolving Canadian Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Revolving Canadian Loan Borrowings.

               (i) Notice of Borrowing. Each Canadian Borrower (by its duly authorized officers or representatives) shall request a Revolving Canadian Loan borrowing by Notice of Borrowing (or telephone notice promptly confirmed by delivery of a Notice of Borrowing) to the Canadian Agent not later than 11:00 A.M. (Toronto, Ontario time) on the Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Canadian Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day) and (C) the aggregate principal amount to be borrowed. The Canadian Agent shall give notice to each affected Canadian Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 3.1(b)(i), specifying the contents thereof and each such Canadian Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Revolving Canadian Loan shall be in a minimum aggregate principal amount of C$1,500,000 and integral multiples of C$100,000 in excess thereof (or the remaining amount of the Revolving Canadian Committed Amount, if less).

               (iii) Advances. Each Canadian Lender will make its Canadian Commitment Percentage of each Revolving Canadian Loan borrowing available to the Canadian Agent for the account of the particular Canadian Borrower as specified in Section 4.14, or in such other manner as the Canadian Agent may specify in writing, by 1:00 P.M. (Toronto, Ontario time) on the date specified in the applicable Notice of Borrowing in Canadian Dollars and in funds immediately available to the Canadian Agent. Such borrowing will then be made available to the particular Canadian Borrower by the Canadian Agent by crediting the account of such Canadian Borrower on the books of the main office of the Canadian Agent in Toronto, Ontario with the aggregate of the amounts made available to the Canadian Agent by the Canadian Lenders and in like funds as received by the Canadian Agent.

          (c) Repayment. Each Canadian Borrower promises to pay the principal amount of all Revolving Canadian Loans made to such Canadian Borrower in full on the Termination Date.

          (d) Interest. Subject to the provisions of Section 4.1, Revolving Canadian Loans shall bear interest at a per annum rate equal to the Canadian Base Rate plus the Applicable Percentage. Each Canadian Borrower promises to pay interest on Revolving Canadian Loans made to such Canadian Borrower monthly in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          3.2      Canadian Swingline Loan Subfacility.

          (a) Canadian Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, each Canadian Borrower may, in its individual capacity, obtain revolving credit loans in Canadian Dollars from the Canadian Swingline Lender, in its individual capacity (each a "Canadian Swingline Loan" and, collectively, the "Canadian Swingline Loans"), from time to time from the Closing Date until the Termination Date (i) by written notice (or telephone notice promptly confirmed in writing) from such Canadian Borrower (by its duly authorized officers or representatives) to the Canadian Swingline Lender not later than 2:00 P.M. (Toronto, Canada time) on the Business Day of the requested Canadian Swingline Loan advance (in which case the Canadian Swingline Lender shall credit the funds requested to the applicable Operating Account by 3:00 P.M. (Toronto, Canada time) on the Business Day of the requested borrowing) or (ii) by way of overdraft in the Canadian Dollar operating accounts maintained by such Canadian Borrower with the Canadian Swingline Lender (collectively, the "Operating Accounts"), for the purposes hereinafter set forth; provided, however, (A) the aggregate principal amount of Canadian Swingline Loans outstanding at any time shall not exceed FIVE MILLION Canadian DollarS (C$5,000,000) (the "Canadian Swingline Committed Amount"), and (B) the aggregate principal amount of outstanding Revolving Canadian Loans plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations outstanding plus the BA Outstandings shall not exceed the Revolving Canadian Committed Amount. Unless the Canadian Borrowers have made prior arrangements with the Canadian Swingline Lender (including without limitation by requesting a Revolving Canadian Loan), the Canadian Swingline Lender may return any debit from an Operating Account that, if paid, would result in the aggregate principal amount of outstanding Canadian Swingline Loans exceeding the Canadian Swingline Committed Amount if (1) any Default or Event of Default then exists or (2) if the applicable Canadian Borrower does not, on or before the first Business Day after receipt by such Canadian Borrower of notice of such excess from the Canadian Swingline Lender, deposit money or request a Revolving Canadian Loan sufficient to cover such debit. Canadian Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Repayment of Canadian Swingline Loans. Each Canadian Borrower hereby promises to repay the principal amount of each Canadian Swingline Loan taken by such Canadian Borrower on the earlier of (A) the maturity date agreed to by the Canadian Swingline Lender and such Canadian Borrower with respect to such Canadian Swingline Loan or (B) the Termination Date. The Canadian Swingline Lender may, at any time, in its sole discretion, by written notice to the Canadian Borrower and the Canadian Lenders, demand repayment of its Canadian Swingline Loans by way of a Revolving Canadian Loan advance, in which case the Canadian Borrower shall be deemed to have requested a Revolving Canadian Loan advance in the amount of such Canadian Swingline Loans; provided, however, that such a demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 (or if such date is not a Business Day, the first Business Day succeeding such date) and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Canadian Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Canadian Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Canadian Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Canadian Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Canadian Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.

          (c) Interest on Canadian Swingline Loans.

               (i) Interest Rate. Subject to the provisions of Section 4.1, each Canadian Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Canadian Base Rate plus the Applicable Percentage; and

               (ii) Payment of Interest. With respect to each Canadian Swingline Loan taken by a Canadian Borrower, such Canadian Borrower hereby promises to pay all interest on the outstanding principal amount of such Canadian Swingline Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          3.3      Canadian Letter of Credit Subfacility.

          (a) Issuance. Subject to the terms and conditions hereof and of the Canadian LOC Documents, if any, and any other terms and conditions which the Canadian Issuing Lender may reasonably require, and in reliance upon the agreements of the Credit Parties and Canadian Lenders set forth herein, the Canadian Lenders will participate in the issuance by the Canadian Issuing Lender from time to time of such Canadian Letters of Credit in Canadian Dollars from the Closing Date until the Termination Date as a Canadian Borrower may request, in a form acceptable to the Canadian Issuing Lender; provided, however, that (i) the Canadian LOC Obligations outstanding shall not at any time exceed FIFTY MILLION CANADIAN DOLLARS (C$50,000,000) (the "Canadian LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Canadian Revolving Loans plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations outstanding plus BA Outstandings shall not at any time exceed the aggregate Revolving Canadian Committed Amount. No Canadian Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that such Canadian Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Canadian Issuing Lender gives notice of non-renewal to the beneficiary of such Canadian Letter of Credit at least a specified time period prior to the expiry date then in effect), or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. The Canadian Issuing Lender shall be under no obligation to issue any Canadian Letter of Credit if the issuance of such Canadian Letter of Credit would violate any applicable Requirement of Law or any policy of the Canadian Issuing Lender. Each Canadian Letter of Credit shall comply with the related Canadian LOC Documents. The issuance and expiry dates of each Canadian Letter of Credit shall be a Business Day.

          (b) Notice and Reports. The request for the issuance of a Canadian Letter of Credit shall be submitted by the applicable Canadian Borrower (by its duly authorized officers or representatives) to the Canadian Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Canadian Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Canadian Lenders a detailed report specifying the Canadian Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and expiry date as well as any payments or expirations which may have occurred.

          (c) Participation. Each Canadian Lender, upon issuance of a Canadian Letter of Credit (or, in the case of each Existing Canadian Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Canadian Issuing Lender in such Canadian Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Canadian Letter of Credit (based on the respective Canadian Commitment Percentages of the Canadian Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Canadian Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Canadian Letter of Credit. Without limiting the scope and nature of each Canadian Lender's participation in any Canadian Letter of Credit, to the extent that the Canadian Issuing Lender has not been reimbursed as required hereunder or under any such Canadian Letter of Credit, each such Canadian Lender shall pay to the Canadian Issuing Lender its pro rata share of such unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Canadian Lender to so reimburse the Canadian Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of each Canadian Borrower to reimburse the Canadian Issuing Lender under any Canadian Letter of Credit issued for the account of such Canadian Borrower, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Canadian Letter of Credit, the Canadian Issuing Lender will promptly notify the applicable Canadian Borrower. Unless the applicable Canadian Borrower shall immediately notify the Canadian Issuing Lender that such Canadian Borrower intends to otherwise reimburse the Canadian Issuing Lender for such drawing, such Canadian Borrower shall be deemed to have requested that the Canadian Lenders make a Revolving Canadian Loan in the amount of the drawing as provided in subsection (e) hereof on the related Canadian Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. Each Canadian Borrower promises to reimburse the Canadian Issuing Lender on the day of drawing under any Canadian Letter of Credit issued for the account of such Canadian Borrower (either with the proceeds of a Revolving Canadian Loan obtained hereunder or otherwise) in same day funds. If the applicable Canadian Borrower shall fail to reimburse the Canadian Issuing Lender (either with the proceeds of a Revolving Canadian Loan obtained hereunder or otherwise), the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Canadian Base Rate plus the Applicable Percentage plus two percent (2%). The reimbursement obligations of each Canadian Borrower hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment such Canadian Borrower may claim or have against the Canadian Issuing Lender, the U.S. Agent, the Canadian Agent, the Canadian Lenders, the beneficiary of the Canadian Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of such Canadian Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Canadian Letter of Credit. The Canadian Issuing Lender will promptly notify the other Canadian Lenders of the amount of any unreimbursed drawing under any Canadian Letter of Credit and each Canadian Lender shall promptly pay to the Canadian Agent for the account of the Canadian Issuing Lender in Canadian Dollars and in immediately available funds, the amount of such Canadian Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Canadian Lender from the Canadian Issuing Lender if such notice is received at or before 2:00 P.M. (Toronto, Canada time) otherwise such payment shall be made at or before 12:00 NOON (Toronto, Canada time) on the Business Day next succeeding the day such notice is received. If such Canadian Lender does not pay such amount to the Canadian Issuing Lender in full upon such request, such Canadian Lender shall, on demand, pay to the Canadian Agent for the account of the Canadian Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Canadian Lender pays such amount to the Canadian Issuing Lender in full at a rate per annum equal to the Canadian Base Rate. Each Canadian Lender's obligation to make such payment to the Canadian Issuing Lender, and the right of the Canadian Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of Airgas hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Canadian Lender to the Canadian Issuing Lender, such Canadian Lender shall, automatically and without any further action on the part of the Canadian Issuing Lender or such Canadian Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Canadian Issuing Lender) in the related unreimbursed drawn portion of the Canadian LOC Obligation and in the interest thereon and in the related Canadian LOC Documents, and shall have a claim against the Canadian Borrower with respect thereto.

          (e) Repayment with Revolving Canadian Loans. On any day on which a Canadian Borrower shall have requested, or shall be deemed to have requested, a Revolving Canadian Loan advance to reimburse a drawing under a Canadian Letter of Credit, the Canadian Agent shall give notice to the Canadian Lenders that a Revolving Canadian Loan advance has been requested or deemed requested by such Canadian Borrower to be made in connection with a drawing under a Canadian Letter of Credit, in which case a Revolving Canadian Loan shall be immediately made to such Canadian Borrower by all Canadian Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Canadian Commitment Percentages of the Canadian Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Canadian Issuing Lender for application to the respective Canadian LOC Obligations. Each such Canadian Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Canadian Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Canadian Loans otherwise required hereunder, (ii) whether any conditions specified in
Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) that any such request or deemed request for Revolving Canadian Loan is not made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Canadian Loans are otherwise permitted to be made hereunder or
(vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Canadian Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Canadian Borrower or Airgas), then each such Canadian Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from any Canadian Borrower on or after such date and prior to such purchase) from the Canadian Issuing Lender such participation in the outstanding Canadian LOC Obligations as shall be necessary to cause each such Canadian Lender to share in such Canadian LOC Obligations ratably (based upon the respective Canadian Commitment Percentages of the Canadian Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Canadian Lender shall be required to pay to the Canadian Issuing Lender, to the extent not paid to the Issuer by the applicable Canadian Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at a rate equal to the Canadian Base Rate.

          (f) Renewal, Extension. The renewal or extension of any Canadian Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Canadian Letter of Credit hereunder.

          (g) Uniform Customs and Practices. The Canadian Lender may have the Canadian Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

          (h) Indemnification; Nature of Canadian Issuing Lender's Duties.

               (i) Each Canadian Borrower agrees to indemnify and hold harmless the Canadian Issuing Lender, each other Canadian Lender, the Canadian Agent, the U.S. Agent and each of their respective officers, directors, affiliates, employees or agents (the "Indemnitees") from and against any and all claims and damages, losses, liabilities, costs and expenses which the Indemnitees may incur (or which may be claimed against any Indemnitee) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Canadian Letter of Credit issued for the account of such Canadian Borrower; provided that the Canadian Borrowers shall not be required to indemnify the Indemnitees for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (A) caused by the willful misconduct or gross negligence of any Indemnitee in determining whether a request presented under any Canadian Letter of Credit complied with the terms of such Canadian Letter of Credit or (B) caused by the Canadian Issuing Lender's failure to pay under any Canadian Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Canadian Letter of Credit (unless such payment is prohibited by any law, regulation, court order or decree).

               (ii) Each Canadian Borrower agrees, as between such Canadian Borrower and the Canadian Issuing Lender, such Canadian Borrower shall assume all risks of the acts, omissions or misuse by the beneficiary of any Canadian Letter of Credit issued for the account of such Canadian Borrower.

               (iii) The Canadian Issuing Lender shall not, in any way, be liable for any failure by the Canadian Issuing Lender or anyone else to pay any drawing under any Canadian Letter of Credit as a result of any action by any Governmental Authority or any other cause beyond the control of the Canadian Issuing Lender.

               (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Canadian Borrowers contained in subsection (d) above. The obligations of the Canadian Borrowers under this subsection (h) shall survive the termination of this Credit Agreement. No acts or omissions of any current or prior beneficiary of a Canadian Letter of Credit shall in any way affect or impair the rights of the Canadian Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (h), the Canadian Borrowers shall have no obligation to indemnify the Canadian Issuing Lender in respect of any liability incurred by the Canadian Issuing Lender (A) arising out of the gross negligence or willful misconduct of the Canadian Issuing Lender, or (B) caused by the Canadian Issuing Lender's failure to pay under any Canadian Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Canadian Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (i) Responsibility of Canadian Issuing Lender. It is expressly understood and agreed that the obligations of the Canadian Issuing Lender hereunder to the Canadian Lenders are only those expressly set forth in this Credit Agreement and that the Canadian Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 3.3 shall be deemed to prejudice the right of any Canadian Lender to recover from the Canadian Issuing Lender any amounts made available by such Canadian Lender to the Canadian Issuing Lender pursuant to this Section 3.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Canadian Letter of Credit constituted gross negligence or willful misconduct on the part of the Canadian Issuing Lender.

          (j) Conflict with Canadian LOC Documents. In the event of any conflict between this Credit Agreement and any Canadian LOC Document (including any letter of credit application), this Credit Agreement shall control.

          3.4      Bankers' Acceptances.

          (a) Issuance. Subject to the terms and conditions hereof and any other terms and conditions which a Canadian Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Consolidated Party or conflict with any obligation of, or detract from any action which may be taken by, any Canadian Borrower under this Credit Agreement), each Canadian Lender agrees, severally and not jointly, at any time and from time to time from the Closing Date to the Termination Date, to create Bankers' Acceptances by accepting drafts of a Canadian Borrower presented to it for acceptance in an amount equal to such Canadian Lender's Commitment Percentage of such Bankers' Acceptances as a Canadian Borrower may request on such date; provided, however, that the aggregate amount of Revolving Canadian Loans outstanding plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations outstanding plus the BA Outstandings may not exceed the Revolving Canadian Committed Amount. Upon the acceptance of any draft of a Canadian Borrower pursuant hereto, such Canadian Borrower shall pay to the Canadian Lender accepting the same, in advance, the Acceptance Fee. Forthwith after each request for drawdown of, continuation of or conversion into Banker's Acceptances, the Canadian Agent shall notify each Canadian Lender of the amount and denomination of the Bankers' Acceptances to be accepted by such Canadian Lender. Each Canadian Borrower shall as soon as practical deliver to the Canadian Agent a notice confirming the issuance of Bankers' Acceptances drawn by it and specifying the net proceeds derived therefrom. For greater certainty, with respect to each extension of credit by way of Bankers' Acceptances from the Canadian Lenders, each Bankers' Acceptance shall have the same term.

          (b) General Provisions regarding Bankers' Acceptances.

          (i) Any draft tendered by a Canadian Borrower for acceptance by a Canadian Lender shall be payable in Canada, shall be in the standard form of bankers' acceptance accepted by such Canadian Lender and shall have a term ending on a Business Day not less than 30 days (or any earlier date, subject to availability) or more than 180 days from the date of acceptance. Each extension of credit by way of Bankers' Acceptances from the Canadian Lenders shall be for the minimum aggregate principal amount of C$1,500,000 and in multiples of C$100,000.

          (ii) On presentation of a draft for acceptance the applicable Canadian Borrower shall pay to the applicable Canadian Lender a stamping fee calculated on the principal amount and for the term of the draft equal to the Applicable Percentage.

          (iii) All Bankers' Acceptances to be accepted by the Canadian Lenders shall be obtained through the Canadian Agent. Each Canadian Lender agrees to purchase at the Discount Rate each Bankers' Acceptance accepted by it and to provide to the Canadian Agent for the account of the applicable Canadian Borrower the discount proceeds less the stamping fee. A Canadian Lender may hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

          (iv) The applicable Canadian Borrower shall provide for each of the Bankers' Acceptances at their respective maturities at the Canadian Agent's main branch in Toronto, Canada (either with the proceeds of a Revolving Canadian Loan obtained hereunder or otherwise). The Canadian Borrowers will continue to be required to provide as aforesaid for each of the Bankers' Acceptances at maturity notwithstanding the fact that the applicable Canadian Lender may be the holder of a Bankers' Acceptance previously issued by that Canadian Lender. Any amount owing in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing shall be subject to the same terms as are applicable to Canadian Base Rate Loans, but be payable on demand.

          (v) In the event that demand is made on the Canadian Borrowers pursuant to Section 9.2, the Canadian Borrowers who have then outstanding any Bankers' Acceptance(s) shall forthwith pay to the Canadian Lenders an amount equal to each such Canadian Lender's maximum potential liability under outstanding Bankers' Acceptances stamped by it on behalf of the applicable Canadian Borrower. Such amount shall be held by the Canadian Lenders for set-off against future indebtedness owing by the applicable Canadian Borrower to the Canadian Lenders in respect of such Bankers' Acceptance(s).

          (vi) To facilitate acceptance of drafts, each Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf (in accordance with a request under section 3.4(a) above), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank drafts in the form requested by such Canadian Lender. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of such blank forms of draft for acceptance under this Credit Agreement. All such drafts signed and/or endorsed by a Canadian Lender on behalf of a Canadian Borrower pursuant to such a request shall be deemed to have been presented by such Canadian Borrower for acceptance and shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for any Canadian Lender or Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the applicable Canadian Borrower. Each Canadian Lender shall maintain a record with respect to Bankers' Acceptances (A) accepted and purchased by it hereunder, and (B) cancelled at their respective maturities. On request by or on behalf of a Canadian Borrower, a Canadian Lender shall cancel all forms of Bankers' Acceptance which have been pre-signed or pre-endorsed on behalf of such Canadian Borrower and which are held by such Canadian Lender and are not required to be issued in accordance with such Canadian Borrower's request(s). Each Canadian Borrower hereby confirms that each Canadian Lender shall be entitled to rely upon instructions provided by Airgas regarding the completion of drafts on behalf of any Canadian Borrower hereunder.

          (vii) Each Canadian Borrower shall ensure that no Bankers' Acceptance it draws has a maturity date beyond the Termination Date.

          (c) Transition.

          The parties hereto acknowledge that as at the Closing Date, certain Bankers' Acceptances ("Old Bas") are outstanding which were issued prior to such date and mature after such date, and agree that the following provisions shall be applicable to Old BAs:

          (i) Any Old BA accepted by a Canadian Lender (as defined in the Existing Credit Agreement) that is not a party to this Credit Agreement (an "Old Lender") shall be deemed for purposes of this Credit Agreement to have been issued under this Credit Agreement; without limiting the generality of the foregoing, the Face Amount of any such Old BA shall, so long as it remains outstanding, be included in the BA Outstandings hereunder.

          (ii) Any amount paid by a Canadian Lender hereunder to indemnify an Old Lender as acceptor of any Old BA by reason of the failure of the applicable Canadian Borrower to comply with Section 3.4(b)(iv) above shall be subject to the same terms as are applicable to a Canadian Base Rate Loan made by such Canadian Lender, but be payable on demand, and the obligation of the applicable Canadian Borrower to pay any such amount shall be a Canadian Obligation.

          (iii) If and to the extent that the Applicable Percentage of a Canadian Lender hereunder differs from the Applicable Percentage of such Canadian Lender (in its capacity as a Canadian Lender under the Existing Credit Agreement), the liability and entitlement of such Canadian Lender in respect of any Old BA shall be determined by its Applicable Percentage hereunder rather than by its Applicable Percentage under the Existing Credit Agreement, and the Canadian Lenders shall make such payments to one another as shall be necessary to give effect to each such change in Applicable Percentage, including without limitation the calculation of the Acceptance Fee to which such Canadian Lender is entitled for the period from (but excluding) the Closing Date to (and including) the maturity of the Old BA in respect of which an Acceptance Fee was paid upon issuance.

          3.5      Removal of a Canadian Borrower.

          Airgas may at any time request that any Canadian Borrower hereunder cease to be a Canadian Borrower by delivering to the Canadian Agent (which shall promptly deliver counterparts thereof to each Canadian Lender) a written notice to such effect. Such Canadian Borrower shall cease to be a Canadian Borrower hereunder on the later to occur of (i) the date the Canadian Agent receives such request, and (ii) the date on which (A) such Canadian Borrower has paid all of the Canadian Obligations owing by such Canadian Borrower, and (B) no Canadian Letter of Credit issued at the request of such Canadian Borrower remains outstanding.

          3.6      Reset Mechanism.

          Each Canadian Lender agrees that it will, at any time or from time to time, upon the request of the Canadian Agent, purchase portions of the outstanding Revolving Canadian Loans, Canadian Swingline Loans, Canadian LOC Obligations and BA Outstandings made available by the other Canadian Lenders hereunder and make any other adjustments which may be necessary or appropriate, in order that the amount of such outstanding Revolving Canadian Loans, Canadian Swingline Loans, Canadian LOC Obligations and BA Outstandings made available by the respective Canadian Lenders, as adjusted pursuant to this Section 3.6, will be in the same proportions as the amount which each Canadian Lender's Canadian Commitment Percentage bears to the total Canadian Commitment Percentages of all the Canadian Lenders.


                                 SECTION 4

               OTHER PROVISIONS RELATING TO CREDIT FACILITIES

          4.1      Default Rate.

          (a) Payment Defaults. Upon the occurrence, and during the continuance, of an Event of Default of the type described in Section 9.1(a), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the U.S. Base Rate plus the Applicable Percentage).

          (b) Non-Payment Defaults. Except as provided in subsection (a) above, during the continuance of any Event of Default for a period of more than 30 days from the date Airgas receives notice thereof from the U.S. Agent, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall, at the discretion of the Required Lenders, bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the U.S. Base Rate plus the Applicable Percentage).

         4.2      Extension and Conversion.

          (a) Airgas. Airgas shall have the option, on any Business Day, to extend existing Revolving U.S Loans into a subsequent permissible Interest Period or to convert any such Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 4.8, Eurodollar Loans may be converted into U.S. Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Sections 2.1(b)(ii) and 3.1(b)(ii),
(iii) no more than 11 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Competitive U.S. Loans and U.S. Swingline Loans may not be extended or converted pursuant to this Section 4.2. Each such extension or conversion shall be effected by Airgas by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the U.S. Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a U.S. Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a U.S. Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event Airgas fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a U.S. Base Rate Loan at the end of the Interest Period applicable thereto. The U.S. Agent shall give each U.S. Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

          (b) Canadian Borrowers. A Canadian Borrower shall have the option, on any Business Day, to convert a Canadian Base Rate Loan into a Bankers' Acceptance, to continue a maturing Bankers' Acceptance in accordance with Section 3.4 or to convert a maturing Bankers' Acceptance into a Canadian Base Rate Loan; provided, however, (i) each such continuation or conversion must be requested by such Canadian Borrower pursuant to a written Notice of Extension/Conversion, in the form of
Schedule 4.2, in compliance with the terms set forth below and (ii) such Canadian Borrower must comply with all the requirements of Section 3.4, and
(iii) failure by such Canadian Borrower to properly continue a Bankers' Acceptance shall be deemed a conversion to a Canadian Base Rate Loan. Each continuation or conversion must be requested by such Canadian Borrower no later than 10:00 a.m., Toronto, Ontario time, on (A) the date of a requested conversion of a Bankers' Acceptance to a Canadian Base Rate Loan or (B) the third Business Day prior to the date of a requested continuation of a Bankers' Acceptance or conversion of a Canadian Base Rate Loan to a Bankers' Acceptance, in each case pursuant to a written Notice of Extension/Conversion submitted to the Canadian Agent which shall set forth
(x) whether the Loans to be continued or converted are Revolving Canadian Loans, (y) whether the Canadian Borrower wishes to continue or convert such Loans and (z) if the request is to continue a Bankers' Acceptance or convert a Canadian Base Rate Loan to a Bankers' Acceptance, the maturity date applicable thereto.


          4.3      Prepayments.

          (a) Voluntary Prepayments. Loans may be prepaid in whole or in part from time to time, subject to Section 4.11, but otherwise without premium or penalty; provided, however, that (i) Eurodollar Loans and Competitive U.S. Loans may only be prepaid on three Business Days' prior written notice to the U.S. Agent, and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans, Competitive U.S. Loans or Quoted Rate U.S. Swingline Loans will be subject to Section 4.11; (iii) any portion of the Revolving Canadian Committed Amount represented by a Bankers' Acceptance may not be prepaid prior to the maturity of such Bankers' Acceptance; (iv) each such partial prepayment of Loans shall be
(A) in the case of Revolving U.S. Loans, in a minimum principal amount of U.S.$5,000,000 and integral multiples of U.S.$1,000,000 in excess thereof,
(B) in the case of Revolving Canadian Loans, in a minimum principal amount of C$1,500,000 and integral multiples of C$100,000 in excess thereof and
(C) in the case of U.S. Swingline Loans, in a minimum principal amount of U.S.$100,000 and integral multiples thereof. Subject to the foregoing terms, amounts prepaid under this Section 4.3(a) shall be applied as the applicable Borrower may elect.

         (b)      Mandatory Prepayments.

               (i) Revolving U.S Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding shall exceed the Revolving U.S. Committed Amount, Airgas shall prepay immediately the outstanding principal balance on the Revolving U.S. Loans, Competitive U.S. Loans and/or U.S. Swingline Loans (and after all Revolving U.S. Loans, Competitive U.S. Loans and U.S. Swingline Loans have been repaid, pay to the U.S. Agent additional cash in respect of U.S. LOC Obligations, to be held by the U.S. Agent, for the benefit of the U.S. Lenders, in a cash collateral account) in an amount sufficient to eliminate such excess.

               (ii) Revolving Canadian Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Revolving Canadian Loans plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations plus the BA Outstandings outstanding shall exceed the Revolving Canadian Committed Amount, the Canadian Borrowers shall prepay immediately the outstanding principal balance on the Revolving Canadian Loans or Canadian Swingline Loans (and, after all Revolving Canadian Loans and Canadian Swingline Loans have been repaid, pay to the Canadian Agent additional cash in respect of Canadian LOC Obligations and BA Outstandings, to be held by the Canadian Agent, for the benefit of the Canadian Lenders, in a cash collateral account) in an amount sufficient to eliminate such excess.

               (iii) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the applicable Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.4(b)(v) (such prepayment to be applied as set forth in clause (v) below).

               (iv) Debt Issuances. Within three days following the occurrence of a Debt Issuance Prepayment Event, the applicable Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in clause (v) below).

               (v) Application of Certain Mandatory Prepayments.

                    (A) Asset Dispositions and Debt Issuances by the U.S.
               Credit Parties. All amounts required to be paid by the U.S. Credit Parties pursuant to Section 4.3(b)(iii) or (iv) shall be applied first to the U.S. Swingline Loans, second to the Revolving U.S. Loans, third to the Competitive U.S. Loans (and, after all Revolving U.S. Loans, Competitive U.S. Loans and U.S. Swingline Loans have been repaid, to the U.S. Agent additional cash in respect of U.S. LOC Obligations, to be held by the U.S. Agent, for the benefit of the Lenders, in a cash collateral account) and fourth to the Canadian Obligations of the types described in and in the manner provided in subclause (B) below. To the extent the aggregate U.S. Dollar Amount of all prepayments required to be made pursuant to Sections 4.3(b)(iii) and 4.3(b)(iv) exceeds U.S.$75,000,000, the Revolving U.S. Committed Amount shall be permanently reduced in an amount equal to the U.S. Dollar Amount of all additional amounts applied pursuant to this clause (A) and clause (B) below). Without limiting the foregoing sentence, to the extent that any obligation to make a mandatory prepayment of the loans arises from an Asset Disposition Prepayment Event of the type described in clause (ii) of the definition thereof, the Revolving U.S. Committed Amount shall be permanently reduced in an amount equal to the U.S. Dollar Amount of such prepayment.

                    (B) Asset Dispositions and Debt Issuances by the
               Canadian Credit Parties. All amounts required to be paid by the Canadian Credit Parties pursuant to Section 4.3(b)(iii) or (iv) shall be applied first to the Canadian Swingline Loans, second to the Revolving Canadian Loans, third to the BA Outstandings in direct order of maturities (and, after all Revolving Canadian Loans, Canadian Swingline Loans and BA Outstandings have been repaid, to the Canadian Agent additional cash in respect of Canadian LOC

               Obligations, to be held by the Canadian Agent, for the benefit of the Lenders, in a cash collateral account) and fourth to the remaining Credit Party Obligations of the types described in and in the manner provided in subclause
               (A) above. To the extent the aggregate U.S. Dollar Amount of all prepayments required to be made pursuant to Sections 4.3(b)(iii) and 4.3(b)(iv) exceeds U.S.$75,000,000, the
               Revolving Canadian Committed Amount shall be permanently reduced in an amount equal to the Canadian Dollar Equivalent of all additional amounts applied pursuant to this clause (B) and clause (A) above). Without limiting the foregoing sentence, to the extent that any obligation to make a mandatory prepayment of the loans arises from an Asset Disposition Prepayment Event of the type described in clause (ii) of the definition thereof, the Revolving Canadian Committed Amount shall be permanently reduced in an amount equal to the Canadian Dollar Equivalent of such prepayment.

          Within the parameters of the applications set forth above, prepayments of Revolving U.S. Loans shall be applied first to U.S. Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this
          Section 4.3(b) shall be subject to Section 4.11 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

               (vi) Prepayment Account. If Airgas is required to make a mandatory prepayment of Eurodollar Loans under this
          Section 4.3(b), Airgas shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the U.S. Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to U.S. Agent) by and in the sole dominion and control of U.S. Agent. Any amounts so deposited shall be held by the U.S. Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of Airgas, amounts so deposited shall be invested by the U.S. Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of Airgas and Airgas will deposit with the U.S. Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

          4.4      Termination and Reduction of Commitments; Increase of
          Commitments.

          (a) Voluntary Reductions; Terminations.

               (i) Airgas may from time to time permanently reduce or terminate the Revolving U.S. Committed Amount in whole or in part (in minimum aggregate amounts of U.S.$5,000,000 or in integral multiples of U.S.$1,000,000 in excess thereof (or, if less, the full remaining amount of the Revolving U.S. Committed Amount)) upon five Business Days' prior written notice to the U.S. Agent. The Revolving U.S. Commitments of the U.S. Lenders, the U.S. Swingline Commitment of the U.S. Swingline Lender and the U.S. LOC Commitment of the U.S. Issuing Lender shall automatically terminate on the Termination Date;

               (ii) Airgas or the Canadian Borrowers may from time to time permanently reduce or terminate the Revolving Canadian Committed Amount in whole or in part (in minimum aggregate amounts of C$1,500,000 or in integral multiples of C$100,000 in excess thereof (or, if less, the full remaining amount of the Revolving Canadian Committed Amount)) upon five Business Days' prior written notice to the U.S. Agent and the Canadian Agent. The Revolving Canadian Commitments of the Canadian Lenders, the Canadian Swingline Commitment of the Canadian Swingline Lender and the Canadian LOC Commitment of the Canadian Issuing Lender shall automatically terminate on the Termination Date;

provided, however, no such termination or reduction shall be made which would cause (i) the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding to exceed the Revolving U.S. Committed Amount or (ii) the aggregate principal amount of outstanding Revolving Canadian Loans plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations outstanding plus the BA Outstandings to exceed the Revolving Canadian Committed Amount unless, concurrently with such termination or reduction, the respective Loans are repaid to the extent necessary to eliminate such excess. The U.S. Agent shall promptly notify each affected Lender of receipt by such U.S. Agent of any notice pursuant to this Section 4.4(a).

          (b) Unused Fees.

               (i) Airgas shall pay to the U.S. Agent for the account of the U.S. Lenders in accordance with the terms of Section 4.5(a)(i), on the date of each termination or reduction of the Revolving U.S. Committed Amount, the Unused Revolving U.S. Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving U.S. Committed Amount so terminated or reduced.

               (ii) The Canadian Borrowers shall pay to the Canadian Agent for the account of the Canadian Lenders in accordance with the terms of Section 4.5(a)(ii), on the date of each termination or reduction of the Revolving Canadian Committed Amount, the Unused Revolving Canadian Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Canadian Committed Amount so terminated or reduced.

          (c) Mandatory Reductions. The Revolving U.S. Committed Amount and the Revolving Canadian Committed Amount, as applicable, automatically shall be permanently reduced from time to time in accordance with the terms of
Section 4.3(b)(v).

          (d) Increase in Commitments. The Borrowers shall have the right upon at least fifteen (15) Business Days' prior written notice to the U.S. Agent to increase the Revolving U.S. Committed Amount and/or the Revolving Canadian Committed Amount by the U.S. Dollar Amount of up to U.S.$100,000,000 (or the Canadian Dollar Equivalent) in the aggregate, in one or more increases, at any time and from time to time on or after the Closing Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

               (i) no Default or Event of Default has occurred and is continuing on the date on which such increase is to become effective;

               (ii) the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective;

               (iii) such increase shall be (A) in respect of any increase in the Revolving U.S. Committed Amount, an integral multiple of U.S.$1,000,000 and shall in no event be less than U.S.$5,000,000 and (B) in respect of any increase in the Revolving Canadian Committed Amount, an integral multiple of the Canadian Dollar Equivalent of U.S.$1,000,000 and shall in no event be less than the Canadian Dollar Equivalent of U.S.$5,000,000;

               (iv) such requested increase shall be effective on such date only to the extent that, on or before such date, (A) the U.S. Agent shall have received and accepted a corresponding amount of Additional Commitment(s) pursuant to a commitment letter(s) acceptable to the U.S. Agent from one or more lenders acceptable to the U.S. Agent and, with respect to any lender that is not at such time a Lender hereunder, Airgas and (B) each such lender has executed an agreement in the form of Schedule 4.4 hereto (each such agreement a "New Commitment Agreement"), accepted in writing therein by the U.S. Agent and, with respect to any lender that is not at such time a Lender hereunder, Airgas, with respect to the Additional Commitment of such lender; and

               (v) the U.S. Agent shall have received all documents (including resolutions of the board of directors of Airgas) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase in the Revolving U.S. Committed Amount and/or the Revolving Canadian Committed Amount, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the U.S. Agent.

          4.5      Fees.

          (a) Unused Fees.

               (i) Unused Revolving U.S. Commitment Fee. In consideration of the Revolving U.S. Commitments of the U.S. Lenders hereunder, Airgas agrees to pay to the U.S. Agent for the account of the U.S. Lenders a fee (the "Unused Revolving U.S. Commitment Fee") on the Unused Revolving U.S. Committed Amount, computed at a per annum rate for each day during the applicable Unused Revolving U.S. Commitment Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Revolving U.S. Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and any date that the Revolving U.S. Committed Amount is reduced as provided in Section 4.4 and the Termination
          Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which such Unused Fee is payable hereunder being herein referred to as an "Unused Revolving U.S. Commitment Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

               (ii) Unused Revolving Canadian Commitment Fee. In consideration of the Revolving Canadian Commitments of the Canadian Lenders hereunder, the Canadian Borrowers agree to pay to the Canadian Agent for the account of the Canadian Lenders a fee (the "Unused Revolving Canadian Commitment Fee") on the Unused Revolving Canadian Committed Amount, computed at a per annum rate for each day during the applicable Unused Revolving Canadian Commitment Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Revolving Canadian Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the first Business Day of each April, July, October and January (and any date that the Revolving Canadian Committed Amount is reduced as provided in Section 4.4 and the Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which such Unused Fee is payable hereunder being herein referred to as an "Unused Revolving Canadian Commitment Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

          (b) U.S. Letter of Credit Fees.

               (i) Standby U.S. Letter of Credit Issuance Fee. In consideration of the issuance of standby U.S. Letters of Credit hereunder, Airgas promises to pay to the U.S. Agent for the account of each U.S. Lender a fee (the "Standby U.S. Letter of Credit Fee") on such U.S. Lender's U.S. Commitment Percentage of the average daily maximum amount available to be drawn under each such standby U.S. Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby U.S. Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (ii) Trade U.S. Letter of Credit Drawing Fee. In consideration of the issuance of trade U.S. Letters of Credit hereunder, Airgas promises to pay to the U.S. Agent for the account of each U.S. Lender a fee (the "Trade U.S. Letter of Credit Fee") equal to the Applicable Percentage on such U.S. Lender's U.S. Commitment Percentage of the amount of each drawing under any such trade U.S. Letter of Credit. The Trade U.S. Letter of Credit Fee will be payable on each date of drawing under a trade U.S. Letter of Credit.

               (iii) U.S. Issuing Lender Fees. In addition to the Standby U.S. Letter of Credit Fee payable pursuant to clause (i) above and the Trade U.S. Letter of Credit Fee payable pursuant to clause (ii) above, Airgas promises to pay to the U.S. Issuing Lender for its own account without sharing by the other Lenders
          (A) an issuance fee of 0.25% on the face amount of each trade U.S. Letter of Credit, payable on each date of issuance or extension of a trade U.S. Letter of Credit, (B) a drawing fee of 0.15% on the amount of each drawing on any trade U.S. Letter of Credit, payable on each date of drawing under a trade U.S. Letter of Credit, (C) the letter of credit fronting and negotiation fees agreed to by Airgas and the U.S. Issuing Lender in the U.S. Agent's Fee Letter and (D) the customary charges from time to time of the U.S. Issuing Lender agreed to by Airgas with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such U.S. Letters of Credit (collectively, the "U.S. Issuing Lender Fees").

          (c) Canadian Letter of Credit Fees.

               (i) Standby Canadian Letter of Credit Issuance Fee. In consideration of the issuance of standby Canadian Letters of Credit hereunder, each Canadian Borrower promises to pay to the Canadian Agent for the account of each Canadian Lender a fee (the "Standby Canadian Letter of Credit Fee") on such Canadian Lender's Canadian Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Canadian Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Canadian Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (ii) Trade Canadian Letter of Credit Drawing Fee. In consideration of the issuance of trade Canadian Letters of Credit hereunder, each Canadian Borrower promises to pay to the Canadian Agent for the account of each Canadian Lender a fee (the "Trade Canadian Letter of Credit Fee") equal to the Applicable Percentage on such Lender's Canadian Commitment Percentage of the amount of each drawing under any such trade Canadian Letter of Credit. The Trade Canadian Letter of Credit Fee will be payable on each date of drawing under a trade Canadian Letter of Credit.

               (iii) Canadian Issuing Lender Fees. In addition to the Standby Canadian Letter of Credit Fee payable pursuant to clause
          (i) above and the Trade Canadian Letter of Credit Fee payable pursuant to clause (ii) above, each Canadian Borrower promises to pay to the Canadian Issuing Lender for its own account without sharing by the other Lenders (A) an issuance fee of 0.25% on the face amount of each trade Canadian Letter of Credit, payable on each date of issuance or extension of a trade Canadian Letter of Credit, (B) a drawing fee of 0.15% on the amount of each drawing on any trade Canadian Letter of Credit, payable on each date of drawing under a trade Canadian Letter of Credit, (C) the letter of credit fronting and negotiation fees agreed to by Airgas and the Canadian Issuing Lender in the Canadian Agent's Fee Letter and (D) the customary charges from time to time of the Canadian Issuing Lender agreed to by Airgas with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Canadian Letters of Credit (collectively, the "Canadian Issuing Lender Fees").


          (d)      Agent Fees.

               (i) U.S. Agent Fees. Airgas agrees to pay to the U.S. Agent, for its own account and for the account of Banc of America Securities LLC, as applicable, the fees referred to in the U.S. Agent's Fee Letter (collectively, the "U.S. Agent's Fees").

               (ii) Canadian Agent Fees. The Canadian Borrowers agree to pay to the Canadian Agent, for its own account, the fees referred to in the Canadian Agent's Fee Letter (collectively, the "Canadian Agent's Fees").

          4.6      Capital Adequacy.

          If any Lender has determined, after the date hereof, that the adoption of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the applicable Borrowers, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Within a reasonable time after making a request for such additional amount hereunder, such Lender will furnish to the Borrowers a statement certifying the amount of such reduction and describing the event giving rise to such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

          4.7      Inability To Determine Interest Rate.

          (a) If prior to the first day of any Interest Period, the U.S. Agent shall have determined (which determination shall be conclusive and binding upon Airgas) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the U.S. Agent shall give telecopy or telephonic notice thereof to Airgas and the U.S. Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as U.S. Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as U.S. Base Rate Loans. Until such notice has been withdrawn by the U.S. Agent, no further Eurodollar Loans shall be made or continued as such, nor shall Airgas have the right to convert U.S. Base Rate Loans to Eurodollar Loans.

          (b) If the Canadian Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrowers absent manifest error, and notifies the Canadian Borrowers and each of the Canadian Lenders that, by reason of circumstances affecting the money market (i) there is no market for Bankers' Acceptances; or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then,

               (A) the right of the Canadian Borrowers to request a borrowing by way of Bankers' Acceptances shall be suspended until the Canadian Agent determines in good faith that the circumstances causing such suspension no longer exist and the Canadian Agent so notifies the Canadian Borrowers; and

               (B) any notice of requested Bankers' Acceptances which is outstanding shall be canceled and the Bankers' Acceptance requested therein shall not be made.

          (c) The Canadian Agent shall promptly notify the Canadian Borrowers of the suspension of the Canadian Borrowers' right to request a Bankers' Acceptance and of the termination of any such suspension.

         4.8      Illegality.

          Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any U.S. Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to Airgas and the U.S. Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a U.S. Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a U.S. Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to U.S. Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Airgas shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

          4.9      Requirements of Law.

          If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

               (a) shall subject such Lender to any tax of any kind whatsoever with respect to any U.S. Letter of Credit, any Canadian Letter of Credit, any Eurodollar Loans, Competitive U.S. Loans made by it, any Bankers' Acceptances accepted by it, or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section

          4.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under
          Section 4.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof)); or

               (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining any Eurodollar Loan, Competitive U.S. Loan or Revolving Canadian Loan, issuing or participating in any U.S. Letter of Credit, of issuing or participating in any Canadian Letter of Credit or of accepting any Bankers' Acceptance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through an Agent, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, Airgas may elect to convert the Eurodollar Loans made by such U.S. Lender hereunder to U.S. Base Rate Loans by giving the U.S. Agent at least one Business Day's notice of such election, in which case Airgas shall promptly pay to such U.S. Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 4.11; provided further, however, that if the result of any the foregoing shall be to decrease the cost to any Lender of making or maintaining any Eurodollar Loan, Competitive U.S. Loan or Revolving Canadian Loan, of issuing or participating in any U.S. Letter of Credit, of issuing or participating in any Canadian Letter of Credit or of accepting any Bankers' Acceptance by a material amount, then such U.S. Lender will credit to Airgas an amount equal to such decreased costs. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Credit Parties, through the appropriate Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and
(z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the appropriate Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. Each Lender agrees that it will promptly refund any amounts received by it pursuant to this Section 4.9 that were erroneously billed to the Borrowers, together with interest thereon at the Base Rate. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.10     Taxes.

          (a) Except as provided below in this subsection, all payments made by the Credit Parties under this Credit Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder, (A) the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement, provided, however, that the Credit Parties shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Credit Parties, and (B) as promptly as possible thereafter the Credit Parties shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Credit Parties fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to such Agent the required receipts or other required documentary evidence, the Credit Parties shall indemnify such Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by such Agent or any Lender as a result of any such failure. Each Lender agrees that it will promptly refund any amounts received by it pursuant to this Section 4.10 that were erroneously billed to the Credit Parties, together with interest thereon at the Base Rate. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (X)(i) on or before the date of any payment by Airgas under this Credit Agreement to such Lender, deliver to Airgas and the U.S. Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes;

                    (ii) deliver to Airgas and the U.S. Agent two (2)
               further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Airgas; and

                    (iii) obtain such extensions of time for filing and
               complete such forms or certifications as may reasonably be requested by Airgas or the U.S. Agent; or

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to Airgas (for the benefit of Airgas and the U.S. Agent) that it is not a bank within the meaning of
          Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to Airgas on or before the date of any payment by Airgas, with a copy to the U.S. Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement (and to deliver to Airgas and the U.S. Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by Airgas or the U.S. Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by Airgas, to provide to Airgas (for the benefit of Airgas and the U.S. Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Airgas and the U.S. Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          4.11     Indemnity.

          Airgas promises to indemnify each U.S. Lender and to hold each U.S. Lender harmless from any loss or expense which such U.S. Lender may sustain or incur (other than through such U.S. Lender's breach of its obligations hereunder, gross negligence or willful misconduct) as a consequence of (a) default by Airgas in making a borrowing of, conversion into or continuation of Eurodollar Loans or Quoted Rate U.S. Swingline Loans after Airgas has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by Airgas in making any prepayment of a Eurodollar Loan or a Quoted Rate U.S. Swingline Loan after Airgas has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans or Quoted Rate U.S. Swingline Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such U.S. Lender) which would have accrued to such U.S. Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of Airgas set forth in this Section 4.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.12     Pro Rata Treatment.

          Except to the extent otherwise provided herein:

               (a) Loans.

               (i) U.S. Dollar Loans. Each Revolving U.S. Loan, each payment or prepayment of principal in respect of any Revolving U.S. Loan or reimbursement obligations arising from drawings under U.S. Letters of Credit or from Participation Interests in U.S. Swingline Loans, each payment of interest on the Revolving U.S. Loans or reimbursement obligations arising from drawings under U.S. Letters of Credit, each payment of the Unused Revolving U.S Commitment Fee, each payment of the Standby U.S. Letter of Credit Fee, each payment of the Trade U.S. Letter of Credit Fee, each reduction of the Revolving U.S. Committed Amount and each conversion or extension of any Revolving U.S. Loan, shall be allocated pro rata among the U.S. Lenders in accordance with the respective principal amounts of their outstanding Revolving U.S. Loans and Participation Interests in Revolving U.S. Loans, U.S. Letters of Credit and U.S. Swingline Loans. With respect to Competitive U.S. Loans, if Airgas fails to specify the particular Competitive U.S. Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive U.S. Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive U.S. Loans without regard to any such direction by Airgas, then each payment or prepayment of principal on Competitive U.S. Loans and each payment of interest or other amount on or in respect of Competitive U.S. Loans, shall be allocated pro rata among the relevant U.S. Lenders in accordance with the then outstanding amounts of their respective Competitive U.S. Loans.

               (ii) Canadian Dollar Loans. Each Revolving Canadian Loan, each creation of a Bankers' Acceptance, each payment or prepayment of principal in respect of any Revolving Canadian Loan, BA Outstandings or reimbursement obligations arising from drawings under Canadian Letters of Credit, each payment of interest on the Revolving Canadian Loans or on reimbursement obligations arising from drawings under Canadian Letters of Credit, each payment of the Acceptance Fee on Bankers' Acceptances, each payment of the Unused Revolving Canadian Commitment Fee, each payment of the Standby Canadian Letter of Credit Fee, each payment of the Trade Canadian Letter of Credit Fee, each reduction of the Revolving Canadian Committed Amount and each conversion or extension of any Revolving Canadian Loan, shall be allocated pro rata among the Canadian Lenders in accordance with the respective principal amounts of their outstanding Revolving Canadian Loans, BA Outstandings and Participation Interests in Revolving Canadian Loans, Canadian Letters of Credit and BA Outstandings.

          (b) Advances. Unless the U.S. Agent or the Canadian Agent, as appropriate, shall have been notified in writing by any Lender prior to any extension of credit that such Lender will not make the amount that would constitute its ratable share of such extension of credit available to such Agent, such Agent may assume that such Lender is making such amount available to such Agent, and such Agent may, in reliance upon such assumption, make available to the relevant Borrower(s) a corresponding amount. If such amount is not made available to the applicable Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to such Agent, on demand, such amount with interest thereon at a rate equal to, in the case of any extension of credit in U.S. Dollars, the Federal Funds Rate, or, in the case of any extension of credit in Canadian Dollars, the interbank rate (as defined in the Canadian Payment Association Rules), for the period until such Lender makes such amount immediately available to such Agent. A certificate of the U.S. Agent or the Canadian Agent, as applicable, submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          4.13     Sharing of Payments.

          The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations, BA Outstandings or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the United States Bankruptcy Code (or similar provision of the Canadian bankruptcy laws) or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations, BA Outstandings and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Credit Parties agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations, BA Outstandings or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to an Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 4.13 to share in the benefits of any recovery on such secured claim.

          4.14     Payments, Computations, Etc.

          (a) Place, Manner and Currency of Payments. Except as otherwise specifically provided herein, (i) all payments in respect of Revolving Canadian Loans, Canadian Swingline Loans, Canadian Letters of Credit, Bankers' Acceptances, interest on Revolving Canadian Loans, the Acceptance Fee on Bankers' Acceptances or the Unused Revolving Canadian Commitment Fee shall be made to the Canadian Agent in Canadian Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at the Canadian Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Toronto, Ontario time) on the date when due and (ii) all other payments hereunder (other than payments in respect of Competitive U.S. Loans) shall be made to the U.S. Agent in dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at the U.S. Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such times shall be deemed to have been received on the next succeeding Business Day. The relevant Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Credit Parties maintained with such Agent (with notice to such Credit Parties). Each Credit Party shall, at the time it makes any payment under this Credit Agreement (other than payments in respect of Competitive U.S. Loans), specify to the relevant Agent the Loans, LOC Obligations, BA Outstandings, Fees, Acceptance Fees, interest or other amounts payable by the Credit Parties hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, such Agent shall distribute such payment to the Lenders in such manner as such Agent may determine to be appropriate in respect of obligations owing by the Credit Parties hereunder, subject to the terms of Section 4.12(a)). The U.S. Agent or the Canadian Agent, as applicable, will distribute such payments to such Lenders, if any such payment is received prior to 12:00 NOON (Charlotte, North Carolina time or Toronto, Ontario time, as applicable) on a Business Day in like funds as received prior to the end of such Business Day and otherwise such Agent will distribute such payment to such Lenders on the next succeeding Business Day. All payments of principal and interest in respect of Competitive U.S. Loans shall be in accordance with the terms of
Section 2.2. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on U.S. Base Rate Loans which (unless the U.S. Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b) Allocation of Payments from U.S. Credit Parties After-Acceleration. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2 and after taking into account the application of the amounts collected or received from the Canadian Credit Parties as provided in Section 4.14(c), all amounts collected or received by the Agents or any Lender from the U.S. Credit Parties on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral pledged by the U.S. Credit Parties in support of the Credit Party Obligations shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the U.S. Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the U.S. Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

               SECOND, to the payment of any fees owed to the U.S. Agent;

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the U.S. Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations (other than the Canadian Obligations) owing to such U.S. Lender;

               FOURTH, to the payment of all of the Credit Party
          Obligations (other than the Canadian Obligations) consisting of accrued fees and interest;

               FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (other than the Canadian
          Obligations) (including the payment or cash collateralization of the outstanding U.S. LOC Obligations);

               SIXTH, to all other Credit Party Obligations (other than the Canadian Obligations) and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to the payment of the Canadian Obligations in accordance with Section 4.14(c).

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Revolving U.S. Loans,

Competitive U.S. Loans and U.S. LOC Obligations held by such Lender bears to the aggregate then outstanding Revolving U.S. Loans, Competitive U.S. Loans and U.S. LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding U.S. Letters of Credit, such amounts shall be held by the U.S. Agent in a cash collateral account and applied (A) first, to reimburse the U.S. Issuing Lender from time to time for any drawings under such U.S. Letters of Credit and (B) then, following the expiration of all U.S. Letters of Credit, to all other obligations of the types described in clauses "FIFTH", "SIXTH" and "SEVENTH" above in the manner provided in this
Section 4.14(b).

          (c) Allocation of Payments from Canadian Credit Parties After Acceleration. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Agents or any Lender on account of the Canadian Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral pledged by the Canadian Credit Parties and by Airgas in support of the Canadian Obligations shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the U.S. Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the U.S. Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

               SECOND, to the payment of any fees owed to the Agents;

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Canadian Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Canadian Obligations owing to such Canadian Lender;

               FOURTH, to the payment of all of the Canadian Obligations consisting of accrued fees and interest;

               FIFTH, to the payment of the outstanding principal amount of the Canadian Obligations (including the payment or cash collateralization of the outstanding Canadian LOC Obligations);

               SIXTH, to all other Canadian Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Canadian Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Revolving Canadian Loans and Canadian LOC Obligations held by such Canadian Lender bears to the aggregate then outstanding Revolving Canadian Loans and Canadian LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Canadian Letters of Credit, such amounts shall be held by the Canadian Agent in a cash collateral account and applied
(A) first, to reimburse the Canadian Issuing Lender from time to time for any drawings under such Canadian Letters of Credit and (B) then, following the expiration of all Canadian Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 4.14(c).

                                 SECTION 5

                                 CONDITIONS

          5.1      Closing Conditions.

          The obligation of the Lenders to enter into this Credit Agreement and to make the initial extensions of credit hereunder shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

               (a) The U.S. Agent shall have received original counterparts of the Credit Agreement and the Intercreditor Agreement executed by each of the parties thereto;

               (b) Subject to Section 7.15(b), the U.S. Agent shall have received all documents it may reasonably request relating to the existence and good standing of each Credit Party, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the U.S. Agent;

               (c) The Agents shall have received a legal opinion of Cravath, Swaine & Moore, U.S. counsel for the Credit Parties, dated as of the Closing Date in form and substance reasonably satisfactory to the Agents.

               (d) (i) The Agents shall have received a legal opinion of Cassels Brock & Blackwell, Canadian counsel for the Credit Parties, dated as of the Closing Date in form and substance reasonably satisfactory to the Agents.

                    (ii) The Agents shall have received a legal opinion of
               special local counsel for each Credit Party organized in the State of California in form and substance reasonably satisfactory to the Agents.

               (e) Airgas shall have contemporaneously received gross proceeds of at least $200 million from the issuance by Airgas of the Subordinated Notes on terms that are satisfactory to the U.S. Agent. The U.S. Agent shall have received a copy, certified by an Executive Officer of Airgas as true and complete, of the Subordinated Note Indenture as originally executed and delivered, together with all exhibits and schedules thereto

               (f) Each Agent shall have received, for its own account and for the accounts of the relevant Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid to such Agent on or before the Closing Date;

               (g) The U.S. Agent shall have received a certificate or certificates executed by an Executive Officer of Airgas, in form and substance satisfactory to the U.S. Agent, stating that
          (A) each Credit Party is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) except as disclosed on Schedule 6.6, no action, suit, investigation or proceeding is pending or, to the best of his knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents that could have a Material Adverse Effect and
          (D) immediately after giving effect to the initial extensions of credit under this Credit Agreement, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein are, subject to the limitations set forth herein, true and correct in all material respects unless the failure to be so true and correct would not be reasonably expected to have a Material Adverse Effect and (3) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.10 as of the first date provided for the measurement of each of such financial covenants in accordance with the terms thereof; and

               (h) The U.S. Agent shall have received such other documents, agreements or information which may be reasonably requested by either Agent.

          5.2      Conditions to all Extensions of Credit.

          The obligations of each Lender to make any Loan or create any Bankers' Acceptance, of the U.S. Issuing Lender to issue or extend U.S. Letters of Credit and of the Canadian Issuing Lender to issue or extend Canadian Letters of Credit (including the initial Loans, the initial U.S. Letters of Credit and the initial Canadian Letters of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

               (i) The relevant Borrower shall have properly delivered (A) in the case of any Loan or Bankers' Acceptance, an appropriate Notice of Borrowing or Notice of Extension/Conversion, (B) in the case of any U.S. Letter of Credit, an appropriate request for issuance or extension in accordance with the provisions of
          Section 2.3(b) or (C) in the case of any Canadian Letter of Credit, an appropriate request for issuance or extension in accordance with the provisions of Section 3.3(b);

               (ii) The representations and warranties set forth in Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date) unless the failure to be so true and correct would not be reasonably expected to have a Material Adverse Effect;

               (iii) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

               (iv) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

               (v) The incurrence by the applicable Borrower of the Indebtedness evidenced by such Loan, Banker's Acceptance or Letter of Credit shall be permitted by the Subordinated Note Indenture and shall constitute "Senior Debt" (as defined in the Subordinated Note Indenture); and

               (vi) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the issuance or extension of such U.S. Letter of Credit, the issuance or extension of such Canadian Letter of Credit, or the creation of such Bankers' Acceptance as the case may be, (A) in the case of Revolving U.S. Loans, Competitive U.S. Loans, U.S. Swingline Loans and U.S. Letters of Credit, the sum of the aggregate principal amount of outstanding Revolving U.S. Loans plus the aggregate principal amount of outstanding Competitive U.S. Loans plus the aggregate principal amount of outstanding U.S. Swingline Loans plus U.S. LOC Obligations outstanding shall not exceed the Revolving U.S. Committed Amount, (B) in the case of U.S. Letters of Credit, the U.S. LOC Obligations outstanding shall not exceed the U.S. LOC Committed Amount, (C) in the case of U.S. Swingline Loans, the aggregate principal amount of outstanding U.S. Swingline Loans shall not exceed the U.S. Swingline Committed Amount, (D) in the case of Revolving Canadian Loans, Canadian Swingline Loans, Canadian Letters of Credit and Bankers' Acceptances, the sum of the aggregate principal amount of outstanding Revolving Canadian Loans plus the aggregate principal amount of outstanding Canadian Swingline Loans plus Canadian LOC Obligations outstanding plus BA Outstandings shall not exceed the Revolving Canadian Committed Amount, (E) in the case of Canadian Swingline Loans, the aggregate principal amount of outstanding Canadian Swingline Loans shall not exceed the Canadian Swingline Committed Amount and (F) in the case of Canadian Letters of Credit, the aggregate principal amount of Canadian LOC Obligations outstanding shall not exceed the Canadian LOC Committed Amount.

The delivery of each Notice of Borrowing, each request for a U.S. Swingline Loan, each request for a Canadian Swingline Loan, each request for the issuance or extension of a U.S. Letter of Credit pursuant to Section 2.3(b) and each request for the issuance or extension of a Canadian Letter of Credit pursuant to Section 3.3(b) shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in subsections (ii), (iii), (iv), (v) and (vi) above.

                                   SECTION 6

                        REPRESENTATIONS AND WARRANTIES

     Each Credit Party hereby represents to the Agents and each Lender that:

     6.1 Financial Condition.

     (a) The audited consolidated balance sheet of the Consolidated Parties, and the related consolidated statements of earnings and statements of cash flows, as of March 31, 2001 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by KPMG Peat Marwick, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and
(iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each quarterly period ended after March 31, 2001 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period,
(i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from March 31, 2001 to and including the Closing Date, there has been no sale, transfer or other disposition by the Consolidated Parties of any material part of the business or property of the Consolidated Parties, taken as a whole, and there has been no Acquisition, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Agents on or prior to the Closing Date.

     (b) The projections of profit and loss statements, balance sheets and cash flow reports for the Consolidated Parties on a consolidated basis for fiscal year 2001, copies of which have heretofore been furnished to each Lender, are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

     6.2 No Change.

     Since March 31, 2001, there has been no development or event relating to or affecting the Consolidated Parties which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3 Organization; Existence; Compliance with Law.

     Each Consolidated Party (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law.

     6.4 Power; Authorization; Enforceable Obligations.

     Each Credit Party has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents and to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party. This Credit

Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of each such Credit Party. This Credit Agreement constitutes, and each other Credit Document when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party (with regard to each Credit Document to which it is a party) enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 No Legal Bar.

     The execution, delivery and performance of the Credit Documents by any Credit Party, the borrowings hereunder and the use of the proceeds thereof
(a) will not violate any Requirement of Law or contractual obligation of such Credit Party or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien (other than those arising pursuant to the Collateral Documents) on any of the Properties or revenues of such Credit Party or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of such Credit Party's articles of incorporation or by-laws.

     6.6 No Material Litigation.

     Except as disclosed and described in Schedule 6.6 attached hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Consolidated Parties or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect.

     6.7 No Default.

     No Consolidated Party is in default under or with respect to any of its contractual obligations in excess of U.S.$10,000,000 in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     6.8 Ownership of Property; Liens.

     Each Consolidated Party has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

     6.9 Intellectual Property.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Airgas know of any such claim, and the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

     6.10 No Burdensome Restrictions.

     Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of any Consolidated Party would be reasonably expected to have a Material Adverse Effect.

     6.11 Taxes.

     Each Consolidated Party has filed or caused to be filed all income tax returns and all other material tax returns which, to the best knowledge of Airgas, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of Airgas, no claim is being asserted, with respect to any such tax, fee or other charge.

     6.12 ERISA.

     Except as would not result in a Material Adverse Effect:

     (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of Airgas, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best knowledge of Airgas, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

     (b) The actuarial present value of all "benefit liabilities" under all Single Employer Plans (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of all such Plans.

     (c) No Consolidated Party or any ERISA Affiliate has incurred, or, to the best knowledge of Airgas, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Consolidated Party or any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Consolidated Party or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of Airgas, reasonably expected to be in reorganization, insolvent, or terminated.

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

     6.13 Governmental Regulations, Etc.

     (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities other than securities issued by Airgas. If requested by any Lender or the U.S. Agent, the Credit Parties will furnish to the U.S. Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T other than securities issued by

Airgas. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

     (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     (d) Each Consolidated Party has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

     (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America or Canada, or of any state, province, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

     (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.14 Subsidiaries.

     Schedule 6.14 sets forth all the Subsidiaries of each Credit Party at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of such Credit Party therein.

     6.15 Purpose of Loans and Letters of Credit.

     The proceeds of the Loans hereunder shall be used solely by the Credit Parties (i) to refinance existing Indebtedness of Airgas under the Existing Credit Agreement, (ii) to finance the Permitted Acquisitions, (iii) to finance Permitted Investments by the Consolidated Parties and (iv) for the working capital, capital expenditures and other general corporate purposes of the Consolidated Parties. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to acquisitions by the Consolidated Parties and other transactions entered into by the applicable account party in the ordinary course of business.

     6.16 Environmental Matters.

     Except as could not reasonably be expected to have a Material Adverse
Effect:

     (a) Each of the facilities and properties owned, leased or operated by any Consolidated Party (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by any Consolidated Party (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable
Environmental Laws.

     (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

     (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Properties or the Businesses.

     (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.17 Solvency.

     The Credit Parties, on a consolidated basis, (a) are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course, (iii) are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which their Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged or are to engage, (iv) own Property, the fair value of which is greater than the total amount of their liabilities, including, without limitation, contingent liabilities, and (v) own assets, the present fair salable value of which is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.


                                 SECTION 7

                           AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1 Information Covenants.

     The Credit Parties will furnish, or cause to be furnished, to each of the Agents and each of the Lenders:

     (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the U.S. Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

     (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the U.S. Agent, and accompanied by a certificate of the chief financial officer or other Executive Officer of Airgas to the effect that, to the best of such Person's knowledge and belief, such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

     (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of Airgas substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Party proposes to take with respect thereto.

     (d) Notice of Consolidation-National Welders. Within 15 days of the effective date thereof, written notice to each of the Lenders of the consolidation (on the consolidation basis) of National Welders with Airgas in accordance with GAAP.

     (e) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Consolidated Parties shall send to their shareholders or to a holder of any Indebtedness owed by the Consolidated Parties in its capacity as such a holder and (b) upon the request of the U.S. Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

     (f) Notices. Within five (5) Business Days after any Executive Officer of any Credit Party obtains knowledge thereof, such Credit Party will give written notice to the U.S. Agent of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) the occurrence of any of the following with respect to the Consolidated Parties (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect,
(ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

     (g) ERISA. Within five (5) Business Days after any Executive Officer of Airgas obtains knowledge thereof, Airgas will give written notice to the U.S. Agent of the occurrence of any of the following events if such event has had or reasonably could be expected to have a Material Adverse Effect:
(i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against Airgas or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer or other Executive Officer of Airgas briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Airgas or any ERISA Affiliate with respect thereto.

     (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Parties as the U.S. Agent or the Required Lenders may reasonably request.

     7.2 Preservation of Existence and Franchises.

     Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted by Section 8.4(a), each Credit Party will, and will cause each Consolidated Party to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     7.3 Books and Records.

     Each Credit Party will, and will cause each of its Subsidiaries domiciled in the United States to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). Each Credit Party will, and cause each Consolidated Party domiciled in Canada to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applicable in Canada.

     7.4 Compliance with Law.

     Each Credit Party will, and will cause each Consolidated Party to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

     7.5 Payment of Taxes and Other Indebtedness.

     Except as otherwise provided pursuant to the terms of the definition of "Permitted Liens" set forth in Section 1.1, each Credit Party will, and will cause each Consolidated Party to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) all of its other Indebtedness as it shall become due.

     7.6 Insurance.

     Each Credit Party will, and will cause each Consolidated Party to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practices. Promptly following the occurrence of a Full Collateralization Date, the Credit Parties shall cause the U.S. Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the U.S. Agent, that it will give the U.S. Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

     7.7 Maintenance of Property.

     Each Credit Party will, and will cause each Consolidated Party to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8 Use of Proceeds.

     The Credit Parties will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

     7.9 Audits/Inspections.

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each Consolidated Party to, permit representatives appointed by the U.S. Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains.

     7.10 Financial Covenants.

     (a) Consolidated Total Leverage Ratio. The Credit Parties shall cause the Consolidated Total Leverage Ratio as of each Calculation Date set forth below to be no greater than:

------------------------------------------------------------------------------
Fiscal Year    March 31         June 30         September 30     December 31
------------------------------------------------------------------------------
2001           N/A              4.45 to 1.00    4.45 to 1.00     4.45 to 1.00
------------------------------------------------------------------------------
2002           4.25 to 1.00     4.25 to 1.00    4.25 to 1.00     4.25 to 1.00
------------------------------------------------------------------------------
2003           4.25 to 1.00     4.25 to 1.00    4.25 to 1.00     4.25 to 1.00
------------------------------------------------------------------------------
2004           4.00 to 1.00     4.00 to 1.00    4.00 to 1.00     4.00 to 1.00
------------------------------------------------------------------------------
Thereafter     3.75 to 1.00     3.75 to 1.00    3.75 to 1.00     3.75 to 1.00
------------------------------------------------------------------------------

     (b) Consolidated Senior Leverage Ratio. The Credit Parties shall cause the Consolidated Senior Leverage Ratio as of each Calculation Date set forth below to be no greater than:

------------------------------------------------------------------------------
Fiscal Year    March 31         June 30         September 30     December 31
------------------------------------------------------------------------------
2001           N/A              3.00 to 1.00    3.00 to 1.00     3.00 to 1.00
------------------------------------------------------------------------------
2002           3.00 to 1.00     3.00 to 1.00    3.00 to 1.00     3.00 to 1.00
------------------------------------------------------------------------------
2003           3.00 to 1.00     3.00 to 1.00    3.00 to 1.00     3.00 to 1.00
------------------------------------------------------------------------------
2004           3.00 to 1.00     3.00 to 1.00    3.00 to 1.00     3.00 to 1.00
------------------------------------------------------------------------------
Thereafter     2.75 to 1.00     2.75 to 1.00    2.75 to 1.00     2.75 to 1.00
------------------------------------------------------------------------------

     (c) Consolidated Fixed Charge Coverage Ratio. The Credit Parties shall cause the Consolidated Fixed Charge Coverage Ratio as of each Calculation Date set forth below to be at least:

------------------------------------------------------------------------------
Fiscal Year    March 31         June 30        September 30       December 31
------------------------------------------------------------------------------
2001           N/A              1.75 to 1.00   1.75 to 1.00       1.75 to 1.00
------------------------------------------------------------------------------
2002           1.75 to 1.00     1.75 to 1.00   1.75 to 1.00       1.75 to 1.00
------------------------------------------------------------------------------

2003           2.00 to 1.00     2.00 to 1.00   2.00 to 1.00       2.00 to 1.00
------------------------------------------------------------------------------
2004           2.25 to 1.00     2.25 to 1.00   2.25 to 1.00       2.25 to 1.00
------------------------------------------------------------------------------
Thereafter     2.50 to 1.00     2.50 to 1.00   2.50 to 1.00       2.50 to 1.00
------------------------------------------------------------------------------

     7.11 Maintenance of Designation Rights - National Welders Board of
Directors.

     Airgas shall maintain at all times the right to designate at least 50% of the members of the Board of Directors of National Welders.

     7.12 Additional Guarantors.

     As soon as practicable and in any event within 30 days after (i) any Person becomes a direct or indirect Restricted Subsidiary of Airgas or (ii) any direct or indirect Subsidiary of Airgas guarantees Airgas' obligations under any Junior Financing Documentation, the Credit Parties shall (a) provide the U.S. Agent with written notice thereof, (b) cause such Person to execute a Joinder Agreement, (c) deliver such other documentation as the U.S. Agent may reasonably request in connection with the foregoing, including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of such Joinder Agreement) and other items of the types required to be delivered pursuant to Section 5.1(b), all in form, content and scope reasonably satisfactory to the U.S. Agent and
(d) otherwise comply with Section 7.13 in respect of such Person.

     7.13 Pledged Assets.

     (a) Partial Collateralization Date. As soon as practicable and in any event within 60 days after a Partial Collateralization Date, the Credit Parties will cause (a) 100% of the issued and outstanding Capital Stock of the direct Domestic Subsidiaries of any U.S. Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent securing the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or such other security documents as the U.S. Agent shall reasonably request, (b) 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) of any direct Foreign Subsidiary of any U.S. Credit Party (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of as determined for United States federal income tax purposes to be treated as a deemed dividend to such Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent securing the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or such other security documents as the U.S. Agent shall reasonably request, and (c) all intercompany notes issued by any Subsidiary in favor of a U.S. Credit Party to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents. In connection with the foregoing, the Credit Parties shall cause to be delivered to the Collateral Agent (1) all certificates evidencing any certificated Capital Stock pledged to the Collateral Agent pursuant to the Collateral Documents, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the U.S. Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person), (2) all intercompany notes issued by any Subsidiary in favor of a U.S. Credit Party, together with allonges or assignments as may be necessary or appropriate to perfect the Collateral Agent's security interest in the Collateral, (3) searches under the Uniform Commercial Code (or equivalent local legislation) to the extent a filing of a financing statement pursuant to the Uniform Commercial Code (or equivalent local legislation) would be necessary to perfect a security interest in such Capital Stock, appropriate financing statements in Form UCC-1 (or the local equivalent) necessary to perfect the Collateral Agent's security interest in such Capital Stock, and (4) certified resolutions and other organizational and authorizing documents of, and favorable opinions (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's liens thereunder) of counsel to, each Person required to execute or otherwise become a party to the Collateral Documents. If, subsequent to a Partial Collateralization Date, a U.S. Credit Party shall create or acquire any Subsidiary the Capital Stock of which is required to be pledged to the Collateral Agent as Collateral hereunder or acquire any intercompany notes issued by a Subsidiary in favor of a U.S. Credit Party, the Credit Parties shall promptly notify the U.S. Agent of the same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in this Section 7.13(a)) at its own expense as requested by the U.S. Agent to ensure that the Collateral Agent has a first priority perfected Lien on such Capital Stock or intercompany notes to secure the Credit Party Obligations as required by this Section 7.13.

     (b) Full Collateralization Date. As soon as practicable and in any event within 60 days after a Full Collateralization Date, each of the U.S. Credit Parties will cause (i) all of its owned real and personal property (other than Excluded Property) located in the United States and (ii) to the extent deemed to be material by the U.S. Agent or the Required Lenders, all of its leased real property (other than Excluded Property) located in the United States to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the U.S. Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents, subject to Permitted Liens. As soon as practicable and in any event within 60 days after a Full Collateralization Date, each of the Canadian Credit Parties will cause (i) all of its owned real and personal property (other than Excluded Property) located in Canada and (ii) to the extent deemed to be material by the U.S. Agent or the Required Lenders, all of its leased real property (other than Excluded Property) located in the Canada to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), first priority Liens in favor of the U.S. Agent to secure the Canadian Obligations pursuant to the terms and conditions of the Collateral Documents, subject to Permitted Liens. In connection with the foregoing, the Credit Parties shall cause to be delivered to the U.S. Agent such documents, agreements and instruments as the U.S. Agent shall reasonably request, including, without limitation, searches of filings under the Uniform Commercial Code (or equivalent local legislation) in each jurisdiction where the Collateral is located or where such Credit Party is organized, appropriate financing statements in Form UCC-1 (or the local equivalent), intellectual property searches, notices of grants of security interests in intellectual property, instruments and chattel paper (including appropriate allonges), certificates of casualty insurance (which shall name the U.S. Agent as sole loss payee), necessary third party consents, real estate title insurance policies, surveys, environmental reports, copies of flood insurance policies where applicable (which shall name the U.S. Agent as sole loss payee), landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the U.S. Agent's liens thereunder) of counsel to each Person required to execute or otherwise become a party to the Collateral Documents. If, subsequent to a Full Collateralization Date, a Credit Party shall (a) acquire any personal property (other than Excluded Property) required to be pledged to the U.S. Agent as Collateral hereunder or (b) acquire or lease any real property (other than Excluded Property), the Credit Parties shall promptly notify the U.S. Agent of the same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in this Section 7.13(b)) at its own expense as requested by the U.S. Agent to ensure that the U.S. Agent has a first priority perfected Lien to secure the Credit Party Obligations or the Canadian Obligations, as the case may be, as required by this Section 7.13(b), in (i) all owned real property and personal property of the Credit Parties (other than Excluded Property) and
(ii) all leased real property (other than Excluded Property), subject in each case only to Permitted Liens. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the applicable Collateral Documents.

     (c) On the date the Credit Parties execute any Collateral Document, the Credit Parties shall deliver to the U.S. Agent a certificate stating that, as of the date of execution of the applicable Collateral Documents, the representations and warranties set forth in Sections 6.3, 6.4, 6.5, 6.8 and 6.9 with respect to the Credit Parties and in such Collateral Documents are, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date) unless the failure to be so true and correct would not be reasonably expected to have a Material Adverse Effect.

     (d) Promptly upon the occurrence of a Full Collateralization Date, the Credit Parties shall deliver to the U.S. Agent (i) a list of all real properties owned or leased by the Credit Parties, (ii) a list of all locations where any tangible personal property of a Credit Party is located and (iii) a list of the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Credit Party.

     (e) Collateral Release Date. Immediately upon the occurrence of the Collateral Release Date, the Liens in favor of the U.S. Agent and the Collateral Agent in the Collateral shall automatically be released. The U.S. Agent and the Collateral Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the U.S. Agent's Lien or the Collateral Agent's Lien, if any, in such assets or Capital Stock, including, without limitation, terminations of Mortgage Instruments and financing statements under the Uniform Commercial Code (or equivalent local legislation), if any, and the return of stock certificates, if any.

     7.14 Receivables Financing Further Assurances.

     Following the consummation of any sale of Securitization Assets by the Receivables Subsidiary to the Receivables Financier, each of the applicable Credit Parties in its capacity as an owner of the Capital Stock of the Receivables Subsidiary will take such action to cause, to the extent it is legally able to do so in its capacity as an owner of Capital Stock, the Receivables Subsidiary to dividend, distribute, lend (on a basis subordinated to the Credit Party Obligations) or otherwise transfer to the Credit Parties any Property (including cash) of the Receivables Subsidiary not required to be pledged to the Receivables Financier or required to be held by the Receivables Subsidiary by the terms of the Permitted Receivables Financing.

     7.15 Other Further Assurances.

     (a) Within 180 days following the Closing Date, the Credit Parties shall cause each of Forair, Inc. and Forgas, Inc. to be dissolved, and the Credit Parties shall furnish written evidence of such dissolution to the Agents.

     (b) Within 60 days following the Closing Date, Airgas shall, to the extent not delivered on the Closing Date, deliver to the U.S. Agent such documents and other items of thee types required to be delivered pursuant to Section 5.1(b) with respect to Airgas SA de CV and Airgas Mexico SA de CV.

                                 SECTION 8

                             NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1 Indebtedness.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of Airgas and its Subsidiaries set forth in
     Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

          (c) purchase money Indebtedness and obligations under Capital Leases or Synthetic Leases hereafter incurred by any of the Consolidated Parties or assumed or acquired by any of the Consolidated Parties in connection with a Permitted Investment; provided that
     (i) the total of all such Indebtedness for all such Persons taken together plus the aggregate outstanding principal amount of all Indebtedness incurred pursuant to subsection (d) below, shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d) Acquisition Indebtedness; provided that (i) the total of all such Indebtedness for all such Persons taken together plus the aggregate outstanding principal amount of all Indebtedness incurred pursuant to subsection (c) above, shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness was not created in anticipation of the related Permitted Acquisition; and (iii) unless otherwise permitted by this Section 8.1, no such Indebtedness shall be refinanced;

          (e) obligations of the Borrowers in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (f) intercompany Indebtedness and Guaranty Obligations permitted under Section 8.5;

          (g) Subordinated Debt;

          (h) the Permitted Receivables Financing;

          (i) (1) Permitted Unsecured Indebtedness to the extent such Indebtedness is backed or guaranteed by a U.S. Letter of Credit or a Canadian Letter of Credit and (2) other Permitted Unsecured
     Indebtedness in an aggregate principal amount not to exceed
     $25,000,000;

          (j) Indebtedness in respect of performance, bid and surety bonds and completion guarantees provided by Airgas or any of its Subsidiaries in the ordinary course of business; and

          (k) during the 180-day period immediately succeeding the first date as of which National Welders is required, if ever, to be consolidated (on the consolidation basis) with Airgas in accordance with GAAP, Indebtedness of National Welders outstanding as of such consolidation date.

     8.2 Liens.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

     8.3 Nature of Business.

     The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date, except for reasonable extensions thereof and businesses ancillary thereto.

     8.4 Consolidation, Merger, Amalgamation or Sale.

     (a) Except in connection with a disposition of assets permitted by the terms of Section 8.4(b), the Credit Parties will not permit any Consolidated Party to dissolve, liquidate or wind up their affairs, or merge, consolidate or amalgamate; provided that, notwithstanding the foregoing provisions of this Section 8.4(a) but subject to the terms of Sections 7.12 and 7.13, (i) Airgas may merge, consolidate or amalgamate with any of its Subsidiaries so long as (A) Airgas is the surviving corporation and (B) no Default or Event of Default shall have occurred and be continuing at the time of such merger, consolidation or amalgamation or shall result upon giving effect thereto, (ii) any Canadian Borrower may merge, consolidate or amalgamate with any of its wholly-owned Subsidiaries so long as (A) such Canadian Borrower is the surviving corporation and (B) no Default or Event of Default shall have occurred and be continuing at the time of such merger, consolidation or amalgamation or shall result upon giving effect thereto, (iii) any Credit Party (other than a Borrower) may merge, consolidate or amalgamate with any other Credit Party (other than a Borrower), so long as (A) to the extent a U.S. Guarantor is a party to such transaction, such U.S. Guarantor is the surviving corporation and (B) no Default or Event of Default shall have occurred and be continuing at the time of such merger, consolidation or amalgamation or shall result upon giving effect thereto, (iv) any Subsidiary of Airgas which is not a Credit Party may merge, consolidate or amalgamate with any other Subsidiary of Airgas, so long as (A) to the extent a Credit Party is a party to such transaction, such Credit Party is the surviving corporation and (B) no Default or Event of Default shall have occurred and be continuing at the time of such merger, consolidation or amalgamation or shall result upon giving effect thereto, (v) Airgas or any of its Subsidiaries (other than Canadian Subsidiaries) may merge or consolidate with any other Person that is not a Consolidated Party in connection with a Permitted Acquisition so long as Airgas or such Subsidiary is the surviving corporation, (vi) a Canadian Borrower may amalgamate with any other Person that is not a Consolidated Party in connection with a Permitted Acquisition so long as the corporation resulting from such amalgamation is in compliance with all covenants contained in this Credit Agreement and (vii) any Subsidiary of any Credit Party of which 85% or more of the Capital Stock or other equity interests is owned by such Credit Party (directly or indirectly through Subsidiaries) may dissolve, liquidate or wind up its affairs at any time; provided, however, a Consolidated Party that is not identified on Schedule 1.1B may not merge, consolidate or amalgamate with any Person identified on Schedule 1.1B in connection with or in contemplation of an Asset Disposition of the Capital Stock of or all or substantially all of the assets of the surviving entity permitted by clause (xii) of the definition of "Excluded Asset Disposition"; or

     (b) The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (i) the consideration paid in connection therewith (A) shall, except to the extent constituting an Asset Exchange, be at least 75% cash or Cash Equivalents and (B) shall be in an amount not less than the fair market value of the Property disposed of, (ii) the aggregate net book value of the Property disposed of by all Consolidated Parties shall not exceed (A) $50,000,000 for all such transactions during any fiscal year, and (B) $100,000,000 for all such transactions after the Closing Date, (iii) the consideration received for any Property disposed of in any such transaction shall not be less than the fair market value of such Property, (iv) each such transaction involving Property having a net book value of U.S.$5,000,000 or more shall be on an arms-length basis with a wholly independent third party, (v) if the net book value of the Property subject to such Asset Disposition exceeds $15,000,000, no later than five (5) Business Days prior to such Asset Disposition, Airgas shall have delivered to the U.S. Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, Airgas would be in compliance with the financial covenants set forth in Sections 7.10(a) - (c) and (B) a certificate of an Executive Officer of Airgas specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and (vi) to the extent required by Section 4.3(b)(iii), Airgas shall, within the Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (A) make Eligible Reinvestments or (B) prepay the Loans (and cash collateralize U.S. LOC Obligations and Canadian LOC Obligations) in accordance with the terms of Section 4.3(b)(iii). Notwithstanding anything to the contrary contained in this Credit Agreement, no Credit Party shall permit any Consolidated Party to engage in or be a party to any Securitization Transaction other than the Permitted Receivables Financing.

     8.5 Investments.

     The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

          (a) Investments consisting of cash and Cash Equivalents;

          (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

          (d) Investments existing as of the Closing Date and set forth in
     Schedule 8.5;

          (e) Investments consisting of advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $5,000,000 in the aggregate at any one time outstanding;

          (f) Investments in any U.S. Credit Party;

          (g) Investments by any Canadian Subsidiary in any Canadian Credit
     Party;

          (h) any Eligible Reinvestment of the proceeds of any Asset Disposition as contemplated by Section 8.4(b)(v), provided that prior to a Full Collateralization Date, this subsection (h) shall not apply to limit Investments made with the proceeds of an Asset Disposition;

     (i) Investments consisting of an Acquisition by Airgas or any Subsidiary of Airgas, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar or ancillary line of business as Airgas and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) to the extent applicable, the U.S. Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) Airgas shall have delivered to the U.S. Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, Airgas would be in compliance with the financial covenants set forth in Sections 7.10(a) - (c) and (B) if the EBITDA for the four fiscal quarter period ending prior to the date of such Acquisition attributable to the Person or Property acquired in such Acquisition exceeds $10,000,000, a consolidated balance sheet and income statement of such Person or Property, together with related consolidated statements of operations and retained earnings and of cash flows for such four fiscal quarter period with respect to such Person or Property which have been prepared in accordance with GAAP and reviewed by an independent certified public accountant of recognized national standing reasonably acceptable to the U.S. Agent, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (vi) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of any Capital Stock of Airgas issued to the seller of the Capital Stock or Property acquired in such Acquisition and consideration consisting of the proceeds of any Equity Issuance by Airgas consummated subsequent to the Closing
Date) paid by the Consolidated Parties for all such Acquisitions occurring after the Closing Date shall not exceed as of the date of such Acquisition after giving effect thereto (A) if the Applicable Percentage is based on "Pricing Level I", "Pricing Level II" or "Pricing Level III", $100,000,000 during any fiscal year, (B) if the Applicable Percentage is based on "Pricing Level IV", $75,000,000 during any fiscal year or (C) if the Applicable Percentage is based on "Pricing Level V" or "Pricing Level VI", $50,000,000 during any fiscal year;

     (j) Investments (other than Acquisitions) consisting of non-cash consideration received by a Consolidated Party in connection with any Asset Disposition permitted by Section 8.4(b);

     (k) Investments by any Credit Party in the Receivables Subsidiary made as part of the Permitted Receivables Financing; or

     (l) other Investments not constituting Restricted Payments and not listed above in an aggregate amount not to exceed $10,000,000.

     8.6 Restricted Payments.

     The Credit Parties will not permit any Consolidated Party to directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) to make dividends or other distributions payable to a Credit Party (directly or indirectly through Subsidiaries of a Credit Party), (iii) as permitted by Section 8.7 and (iv) other Restricted Payments so long as (A) at the time of any such Restricted Payment, the Total Leverage Ratio for each of the two fiscal quarters most recently ended for which Airgas has delivered the Required Financial Information does not exceed 3.0 to 1.0 and (B) no Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or shall result upon giving effect thereto.

     8.7 Payments of Indebtedness, Etc.

     The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (ii) except for the exchange of the Subordinated Notes for notes with substantially identical terms registered pursuant to the registration rights agreement set forth in the Subordinated
Note Indenture, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness, (b) after the issuance thereof, amend or modify any of the terms of the Indebtedness arising under any Junior Financing Documentation if such amendment or modification would add or change any terms in a manner adverse to the Consolidated Parties, or shorten the final maturity or average life to maturity thereof or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (c) make payments (including payment of accrued interest and premium, if any, payable in connection with a redemption of the Subordinated Notes permitted under this Section 8.7) in respect of any Subordinated Debt in violation of the subordination provisions of any Junior Financing Documentation or (d) except for the exchange of the Subordinated Notes for notes with substantially identical terms registered pursuant to the registration rights agreement set forth in the Subordinated Note Indenture, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt.

     8.8 Fiscal Year; Organizational Documents.

     The Credit Parties will not permit any Consolidated Party to (i) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would be materially adverse to the Lenders or
(ii) change its fiscal year.

     8.9 Limitation on Restricted Actions.

     The Credit Parties will not permit any Consolidated Party to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) make Restricted Payments, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Credit Party, or (e) act as a Credit Party and pledge its assets (other than Excluded Property) pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above and, solely with respect to the Medium Term Notes and the Medium Term Indenture, clause (e) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents,
(ii) any Junior Financing Documentation, provided that the encumbrances and restrictions relating to any Consolidated Party in such document or instrument are no more restrictive than the corresponding encumbrances and restrictions contained in the Subordinated Note Indenture and the Subordinated Notes, in each case as in effect as of the Closing Date,
(iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) the Medium Term Notes and the Medium Term Indenture, (vi) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under
Section 8.4(b) pending the consummation of such sale or (viii) customary restrictions and conditions contained in leases and other contracts restricting the assignment thereof.

     8.10 Issuance and Sale of Subsidiary Stock.

     Airgas will not, nor will it permit any Consolidated Party to, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law and except as otherwise permitted under the terms of Section 8.4(b), sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries.

     8.11 No Further Negative Pledges.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the U.S. Agent or the Collateral Agent (in each case, for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and
(c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under
Section 8.4(b), pending the consummation of such sale, (d) the Medium Term Notes and the Medium Term Indenture and (e) customary restrictions and conditions contained in leases and other contracts restricting the assignment thereof.

     8.12 Transactions with Affiliates.

     The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) intercompany transactions expressly permitted by
Section 8.1, Section 8.4, Section 8.5 or Section 8.6, (b) normal compensation and reimbursement of expenses of officers and directors and
(c) except as otherwise specifically limited in this Credit Agreement, other transactions on terms and conditions substantially as favorable to such Consolidated Party as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.13 Restricted Subsidiaries.

     The Credit Parties will not permit (i) Airgas and its Restricted Subsidiaries to own on a consolidated basis at any time less than 90% of Consolidated Total Assets or (ii) EBITDA of Airgas and its Restricted Subsidiaries on a consolidated basis for any four quarter period to be less than 90% of Consolidated EBITDA for such period.


                                 SECTION 9

                             EVENTS OF DEFAULT

     9.1 Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall

               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

               (ii) default, and such defaults shall continue for five (5) or more days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants.

               (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.2, 7.8 or
          7.10 or Section 8 of this Credit Agreement (other than those referred to in subsections (a) or (b) of this Section 9.1) contained in this Credit Agreement; or

               (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Executive Officer of such Credit Party becoming aware of such default or notice thereof by the U.S. Agent; or

          (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or as otherwise permitted by any Credit Document, any Credit Document shall fail to be in full force and effect or to give the Agents, the Collateral Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e) Guaranties. Except as the result of or in connection with a dissolution, merger, amalgamation or disposition of a Subsidiary not prohibited by Section 8.4 or as otherwise permitted by any Credit Document, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.13) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty hereunder; or

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

          (g) Defaults under Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of U.S.$10,000,000 (or the Canadian Dollar Equivalent) in the aggregate for the Consolidated Parties taken as a whole any of the following shall occur (unless, with respect to any Indebtedness in favor of the seller of a company acquired by any Consolidated Party, such occurrence is in connection with a bona fide dispute as to the right of the applicable Person to offset such Indebtedness against indemnification obligations of the holder of such Indebtedness to such Person and such Person shall have made adequate provision (as determined by the Required Lenders in their reasonable discretion) for such Indebtedness on its books of account): (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) Judgments. One or more judgments or decrees shall be entered against any Consolidated Party involving a liability of U.S.$10,000,000 (or the Canadian Dollar Equivalent) or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) ERISA. Any of the following events or conditions, if such event or condition reasonably could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of U.S.$10,000,000 (or the Canadian Dollar Equivalent): (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the U.S. Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the U.S. Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
     Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j) Ownership.

               (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of any Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such Borrower; provided, however, such occurrence shall not constitute an Event of Default hereunder until a period of 30 days has elapsed from the date of the acquisition by such Person and/or its Affiliates of Voting Stock of such Borrower which gives such Person and/or its Affiliates an aggregate ownership of more than 50% of the Voting Stock of such Borrower; provided further, if such Person and/or its Affiliates have filed a tender offer statement with the Securities and Exchange Commission in connection with such acquisition, the 30 day period referenced above in the foregoing proviso shall commence on the date of the filing with the Securities and Exchange Commission of such tender offer statement.

               (ii) A "Change of Control" (or any comparable term) under, and as defined in, any Junior Financing Documentation shall have occurred.

               (iii) Airgas shall fail to own, directly or indirectly, all of the Voting Stock of each of the Canadian Borrowers which Airgas owned as of the Closing Date other than with respect to any Canadian Borrower as of the Closing Date which ceases to be a Canadian Borrower pursuant to Section 3.5.

          (k) Subordinated Debt Documentation. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Debt" (or any comparable term) under, and as defined in, any Junior Financing Documentation, (iii) any Indebtedness other the Credit Party Obligations shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, any Junior Financing Documentation or (iv) the subordination provisions of any Junior Financing Documentation shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt.

     9.2 Acceleration; Remedies.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the U.S. Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

          (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by any Credit Party to an Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (iii) Cash Collateral. Direct the Credit Parties to pay (and each Credit Party agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the U.S. Agent (A) additional cash, to be held by the U.S. Agent, for the benefit of the U.S. Lenders, in a cash collateral account as additional security for the U.S. LOC Obligations in respect of subsequent drawings under all then outstanding U.S. Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all U.S. Letters of Credits then outstanding and (B) additional cash, to be held by the Canadian Agent, for the benefit of the Canadian Lenders, in a cash collateral account as additional security for the Canadian LOC Obligations in respect of subsequent drawings under all then outstanding Canadian Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Canadian Letters of Credits then outstanding.

          (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to an Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the U.S. Agent or the Lenders.


                                 SECTION 10

                             AGENCY PROVISIONS

     10.1 Appointment.

     Each Lender hereby designates and appoints Bank of America as the U.S. Agent to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the U.S. Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby designates and appoints Canadian Imperial Bank of Commerce as the Canadian Agent to act as specified herein and the other Credit Documents, and each such Canadian Lender hereby authorizes the Canadian Agent as the agent for such Canadian Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Lenders, and the Credit Parties shall have no rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the U.S. Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their respective Affiliates. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Canadian Agent shall act solely as agent of the Canadian Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their respective Affiliates.

     10.2 Delegation of Duties.

     Each of the Agents may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.

     Each of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. Neither of the Agents shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Lenders or by or on behalf of the Credit Parties to such Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of any Credit Party or any of its respective Affiliates. Neither of the Agents is a trustee for any Lenders or owes any fiduciary duty to any Lenders.

     10.4 Reliance on Communications.

     Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties, independent accountants and other experts selected by the U.S. Agent with reasonable care). Each of the Agents may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent in accordance with Section 11.3(b) hereof. Each of the Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence as it deems appropriate from, in the case of the U.S. Agent, the Required Lenders, or, in the case of the Canadian Agent, the Required Canadian Lenders, or it shall first be indemnified to its satisfaction by, in the case of the U.S. Agent, the Lenders, or, in the case of the Canadian Agent, the Canadian Lenders, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of, in the case of the U.S. Agent, the Required Lenders, or, in the case of the Canadian Agent, the Required Canadian Lenders (or, in the case of the U.S. Agent or the Canadian Agent, all the Lenders to the extent specifically provided in Section 10.6) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default.

     Neither of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that either Agent receives such a notice, such Agent shall give prompt notice thereof to, in the case of the U.S. Agent, all of the Lenders, or, in the case of the Canadian Agent, the Canadian Lenders. The U.S. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Agent and Other Lenders.

     Each Lender expressly acknowledges that neither of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by an Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Credit Parties or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders (or any of them) by such Agent hereunder, neither of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties or any of their respective Affiliates which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification.

     The Lenders agree to indemnify the U.S. Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably (according to (i) the sum of the Dollar Amount of (A) the Revolving U.S. Commitments and (B) the Revolving Canadian Commitments or (ii) if the Commitments have been terminated, the sum of the Dollar Amount of (A) the outstanding Loans, (B) the outstanding Participation Interests (including the Participation Interests of the U.S. Issuing Lender in any U.S. Letters of Credit, the Participation Interests of the U.S. Swingline Lender in any U.S. Swingline Loans and the Participation Interests of the Canadian Issuing Lender in any Canadian Letters of Credit), (C) the Canadian LOC Obligations and (D) the BA Outstandings), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Credit Parties hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the U.S. Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the U.S. Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the U.S. Agent. If any indemnity furnished to the U.S. Agent for any purpose shall, in the opinion of the U.S. Agent, be insufficient or become impaired, the U.S. Agent may call for additional indemnity from the Lenders and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The Canadian Lenders agree to indemnify the Canadian Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Credit Parties hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Canadian Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Canadian Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Canadian Agent. If any indemnity furnished to the Canadian Agent for any purpose shall, in the opinion of the Canadian Agent, be insufficient or become impaired, the Canadian Agent may call for additional indemnity from the Canadian Lenders and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations, BA outstandings and other obligations under the Credit Documents and the termination of the Commitments hereunder. Nothing set forth in this Section 10.7 shall effect any obligation arising under the Credit Documents of either of the Agents to any of the Credit Parties.

     10.8 Agents in their Individual Capacity.

     Each of the Agents and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Consolidated Parties or their respective Affiliates as though such Agent were not an Agent hereunder. With respect to the Loans made by and all obligations of the Credit Parties hereunder and under the other Credit Documents, each Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the U.S. Agent and the Canadian Agent in their individual capacities.

     10.9 Successor Agents.

     Either of the Agents may, at any time, resign upon 45 days' written notice to the Lenders and Airgas, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agents and Airgas. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor U.S. Agent or successor Canadian Agent, as applicable, acceptable to Airgas. If no successor U.S. Agent or successor Canadian Agent, as applicable, shall have been so appointed (and accepted such appointment) within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring U.S. Agent or Canadian Agent, as applicable, shall select a successor U.S. Agent or successor Canadian Agent, as applicable, acceptable to Airgas, provided such successor is a Lender hereunder or, in the case of a successor U.S. Agent, a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least U.S.$1,000,000,000, or, in the case of a successor Canadian Agent, a commercial bank organized under the laws of Canada or of any Province thereof and has a combined capital and surplus of at least C$1,000,000,000. Upon the acceptance of any appointment as U.S. Agent or Canadian Agent, as applicable, hereunder by a successor, such successor U.S. Agent or successor Canadian Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring U.S. Agent or Canadian Agent, as applicable, and the retiring U.S. Agent or Canadian Agent, as applicable, shall be discharged from its duties and obligations as U.S. Agent or Canadian Agent, as applicable, under this Credit Agreement and the other Credit Documents and the provisions of this
Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as U.S. Agent or Canadian Agent, as applicable, by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such retiring Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the resignation or removal of the U.S. Agent, Bank of America shall be entitled to resign as U.S. Issuing Lender and U.S. Swingline Lender. Upon the resignation or removal of the Canadian Agent, CIBC shall be entitled to resign as Canadian Issuing Lender and Canadian Swingline Lender.

     10.10 Collateral Agent.

     Each Lender hereby designates and appoints Bank of America as the Collateral Agent to act as specified herein and the other Credit Documents following the occurrence of each Partial Collateralization Date or Full Collateralization Date, if any, and until the occurrence of any corresponding Collateral Release Date, and each such Lender hereby authorizes the Collateral Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Collateral Agent. The Lenders and the Agents agree that the Collateral Agent shall be entitled to all of the benefits and privileges of this Section 10 to the same extent as the U.S. Agent.


                                 SECTION 11

                              MISCELLANEOU.S.

     11.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid save in the event of disruption of postal services, in which case notices or other communications shall not be mailed, in each case to the respective parties at the address, in the case of the Credit Parties, the U.S. Agent and the Canadian Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

     if to the Credit Parties:

          Airgas, Inc.
          Radnor Court, Suite 100
          259 Radnor-Chester Road
          Radnor, PA 19087
          Attn: Chief Financial Officer
          Telecopy: (610) 225-3271

     with a copy to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, NY  10019
          Attn: Ronald Cami
          Telecopy: (212) 474-3700

     if to the U.S. Agent:

          Bank of America, N.A.
          335 Madison Ave., 5th Floor
          New York, NY  10017
          Attn: David Noda
          Telecopy: (212) 503-7948
     with a copy to:

          Bank of America, N.A.
          Independence Center, 15th Floor
          NC1-001-15-04
          101 N. Tryon Street
          Charlotte, North Carolina 28255
          Attn:  Michael Roof
          Telecopy: (704) 409-0077

      if to the Canadian Agent:

          Canadian Imperial Bank of Commerce
          Canadian Credit Capital Markets
          161 Bay Street, 8th Floor
          Toronto, Ontario
          M5J 2S8
          Attn:  Canadian Agent
          Telecopy: (416) 956-3830

      with a copy to

          Canadian Imperial Bank of Commerce
          199 Bay Street
          Commerce Court West - 3
          Toronto, Ontario
          M5L 1A2
          Attn:  Manager Commercial Banking
          Telecopy: (416) 861-9295

     11.2 Right of Set-Off.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of a Credit Party against obligations and liabilities of such Person to such Lender hereunder, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 4.13 or Section 11.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 Benefit of Agreement.

     (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that a Borrower may not assign or transfer any of its interests without prior written consent of all the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

     (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i) any Lender, any Subsidiary of a Lender or any Affiliate of a Lender under direct or indirect common control with such Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the U.S. Agent, Airgas (so long as no Default or Event of Default exists) and, in the case of any assignment by a Canadian Lender, the Canadian Agent (provided that it shall not be unreasonable for Airgas to withhold its approval for any assignment to any competitor of Airgas (which term "competitor" shall not include a Person solely by reason of the fact that such Person is making loans to, accepting deposits from or otherwise generally engaging in banking business with any competitor of Airgas); provided that (i)(A) in the case of any assignment by a U.S. Lender of all or any portion of such U.S. Lender's Revolving U.S. Commitment (other than any assignment to an existing Lender), such assignment shall be in a minimum aggregate amount of U.S.$5,000,000 of such Commitments and in integral multiples of U.S.$1,000,000 above such amount (or, if less, the remaining amount of the Commitment being assigned by such U.S. Lender) or (B) in the case of any assignment by a Canadian Lender of all or any portion of such Canadian Lender's Revolving Canadian Commitment (other than any assignment to an existing Lender), such assignment shall be in a minimum aggregate amount of C$1,500,000 of such Commitment and in integral multiples of C$100,000 above such amount (or, if less, the remaining amount of the Commitment being assigned by such Canadian Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment of all or any portion of a U.S. Lender's Revolving U.S. Commitment hereunder shall be effective upon delivery to the U.S. Agent of written notice of the assignment together with a transfer fee of U.S.$3,500 payable to the U.S. Agent for its own account from and after the effective date specified in the applicable assignment agreement. Any assignment of all or any portion of a Canadian Lender's Revolving Canadian Commitment hereunder shall be effective upon (i) delivery to the U.S. Agent and Canadian Agent of written notice of the assignment and (ii) payment of a transfer fee of C$3,500 payable to the Canadian Agent for its own account from and after the effective date specified in the applicable assignment agreement. In addition, the assigning Lender will give prompt notice to Airgas of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, Airgas as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of its respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and (viii) such assignee agrees that it will be bound by the terms of the Intercreditor Agreement, regardless of whether such assignee becomes a signatory thereto.

     (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
(ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating or (C) alter the obligations of the Guarantor, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 4.6, 4.9, 4.10 and 4.11 to the same extent as if it were a Lender provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation.

     11.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between an Agent or any Lender and the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the U.S. Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses, Etc.

     The Credit Parties agree to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the U.S. Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agents as well as Canadian counsel to the Agents) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the U.S. Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the U.S. Agent and each of the Lenders);
(ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent, each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) occurring subsequent to and as the result of the occurrence of a Default or Event of Default and related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or
(B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by any Consolidated Party, or the failure by any Consolidated Party to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Credit Parties, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender:

          (i) extend the final maturity of any Loan or of any reimbursement obligations arising from drawings under Letters of Credit, or any portion thereof;

          (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or of any reimbursement obligations arising from drawings under Letters of Credit or fees hereunder;

          (iii) reduce the principal amount on any Loan or of any reimbursement obligations arising from drawings under Letters of Credit or the amount of any accrued interest or Fees, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (iv) amend, modify or waive any provision of this Section 11.6 or
     Section 4.6, 4.10, 4.11, 4.12, 4.13, 9.1(a), 11.2, 11.3, 11.5 or 11.9;

          (v) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders";

          (vi) consent to the assignment or transfer by any Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party; or

          (vii) except as the result of or in connection with a dissolution, merger, amalgamation or disposition of a Consolidated Party not prohibited by Section 8.4 or as otherwise permitted by any Credit Document, release the Borrowers or substantially all of the other Credit Parties from its or their obligations under the Credit Documents; or

          (viii) to the extent the Credit Party Obligations have become secured by the Collateral, release all or substantially all of the Collateral, except on the occurrence of a Collateral Release Date or as the result of or in connection with an Asset Disposition not prohibited by Section 8.4(b) or as otherwise permitted by any Credit Document.

No provision of Section 2 may be amended without the consent of the Required U.S. Lenders (provided further that (a) no provision of Section
2.3 may be amended without the consent of the U.S. Issuing Lender and (b) no provision of Section 2.4 may be amended without the consent of the U.S. Swingline Lender).

No provision of Section 3 may be amended without the consent of the Required Canadian Lenders (provided further (a) that no provision of Section 3.2 may be amended without the consent of the Canadian Swingline Lender and (b) no provision of Section 3.3 may be amended without the consent of the Canadian Issuing Lender).

No provision of Section 10 may be amended without the consent of the Agents.

     11.7 Counterparts.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     11.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Survival.

     All indemnities set forth herein, including, without limitation, in
Section 2.3(i), 4.9, 4.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive the making of the Loans hereunder.

     11.10 Governing Law; Submission to Jurisdiction; Venue.

     (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the U.S. Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

     (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) With respect to the guaranty obligations of the Canadian
Guarantors arising under Section 12:

          (i) (A) Without limiting the generality of subsections (a) and
     (b) of this Section 11.10, each Canadian Guarantor agrees that any controversy or claim with respect to it arising out of or relating to this Credit Agreement or the other Credit Documents may, at the option of the Canadian Agent and the Canadian Lenders, be settled immediately by submitting the same to binding arbitration in the City of New York, New York (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration hereunder, the Canadian Agent shall give the Canadian Guarantors not less than 45 days written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Each Canadian Guarantor agrees that such notice is reasonable to enable it sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court in which any action could have been brought or maintained pursuant to subparagraph (ii) below, including without limitation any court of the State of New York or any Federal court sitting in the State of New York. The expenses of arbitration shall be paid by the Canadian Guarantors.

          (B) The provisions of subparagraph (A) above are intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "Convention"). To the extent that any provisions of such subparagraph (A) are not consistent with or fail to conform to the requirements set out in the Convention, such subparagraph (A) shall be deemed amended to conform to the requirements of the Convention.

          (C) Each Canadian Guarantor hereby specifically consents and submits to the jurisdiction of the courts of the State of New York and courts of the United States located in the State of New York for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

          (ii) The guarantee of the Canadian Guarantors under Section 12 is an international transaction in which payment of Canadian Dollars in Toronto, Ontario, Canada, is of the essence, and Canadian Dollars shall be the currency of account in all events in respect of the guaranty obligations of the Canadian Guarantors under Section 12. The payment obligation of the Canadian Guarantors shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to dollars and transfer to Toronto, Ontario, Canada, under normal banking procedures does not yield the amount of dollars in Toronto, Ontario, Canada due hereunder. In the event that any payment by the Canadian Guarantors, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of dollars in Toronto, Ontario, Canada, the Canadian Agent and the Canadian Lenders shall have a separate cause of action against the Canadian Guarantors for the additional amount necessary to yield the amount due and owing to the Canadian Agent and the Canadian Lenders.

     (d) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11 Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13 Binding Effect; Termination.

     (a) This Credit Agreement shall become effective at such time on or after the Closing Date and satisfaction of the conditions precedent set forth in Section 5.1 when it shall have been executed by the Credit Parties and the Agents, and the U.S. Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Agents and each Lender and their respective successors and assigns. Airgas and the Lenders party to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (i) the Existing Credit Agreement and the Commitments thereunder and as defined therein automatically shall be terminated and (ii) all of the promissory notes executed by Airgas in connection with the Existing Credit Agreement automatically shall be canceled.

     (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     11.14 Confidentiality.

     The Agents and the Lenders agree to keep confidential (and to cause their respective Affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agents or any such Lender by or on behalf the Credit Parties (whether before or after the Closing Date) which relates to the Consolidated Parties (the "Information"). Notwithstanding the foregoing, the Agents and each Lender shall be permitted to disclose Information (i) to its Subsidiaries, its Affiliates under direct or indirect common control with it, its officers, its directors, its employees, its agents and its representatives who need to know such Information in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to such Agent or such Lender on a non-confidential basis from a source other than the Credit Parties or (C) was available to the Agents or such Lender on a non-confidential basis prior to its disclosure to such Agent or such Lender by the Credit Parties; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing reasonable to Airgas furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 11.14; or (v) to the extent that the Credit Parties shall have consented in writing to such disclosure. Nothing set forth in this Section 11.14 shall obligate the Agents or any Lender to return any materials furnished by the Credit Party.

     11.15 Conflict.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.


                                 SECTION 12

                                  GUARANTY

     12.1 The Guaranty.

     (a) U.S. Guarantors. Each of the U.S. Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement with a Borrower and the Agents as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The U.S. Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the U.S. Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     (b) Canadian Guarantors. Each of the Canadian Guarantors hereby jointly and severally guarantees to each Canadian Lender, each Affiliate of a Canadian Lender that enters into a Hedging Agreement with a Canadian Borrower and the Agents as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Canadian Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Canadian Guarantors hereby further agree that if any of the Canadian Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Canadian Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States, if applicable, or any comparable provisions of any other applicable Bankruptcy Code.

     12.2 Obligations Unconditional.

     The obligations of the U.S. Guarantors under Section 12.1 with respect to the Credit Party Obligations and the obligations of the Canadian Guarantors under Section 12.1 with respect to the Canadian Obligations are, in each case, joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or Hedging Agreements between any Lender or Affiliate of a Lender and the applicable Borrower, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations or the Canadian Obligations, as the case may be, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the respective obligations of the U.S. Guarantors and the Canadian Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the applicable Borrower or any other applicable Guarantor of the Canadian Obligations for amounts paid under this
Section 12 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements with the applicable Borrower) have been paid in full in respect of all Credit Party Obligations or all Canadian Obligations, as the case may be, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements between the applicable Borrower and any Lender, or any Affiliate of a Lender. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations or Canadian Obligations, as the case may be, shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between the applicable Borrower and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations or Canadian Obligations, as the case may be, shall be accelerated, or any of the Credit Party Obligations or Canadian Obligations, as the case may be, shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between the applicable Borrower and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or Canadian Obligations, as the case may be, or any applicable security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the U.S. Agent or any Lender or Lenders as security for any of the Credit Party Obligations or the Canadian Obligations, as the case may be, shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations or Canadian Obligations, as the case may be, shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any applicable Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of applicable Guarantor).

     With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agents or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between the applicable Borrower and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations or Canadian Obligations, as the case may be. The rights of the Agents and the Lenders and the Affiliates of any of the Lenders contained herein shall be in addition to and independent of all other rights which they may at any time have or hold in respect of any of the Credit Party Obligations or Canadian Obligations.

     12.3 Reinstatement.

     The obligations of the Guarantors under this Section 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations or the Canadian Obligations, as the case may be, is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations or the Canadian Obligations, as the case may be, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     12.4 Certain Additional Waivers.

     Without limiting the generality of the provisions of this Section 12, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that it shall have no right of recourse to security for the Credit Party Obligations or the Canadian Obligations, as the case may be, except through the exercise of the rights of subrogation pursuant to
Section 12.2.

     12.5 Remedies.

     The Guarantors agrees that, to the fullest extent permitted by law, as between the applicable Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations or the Canadian Obligations, as the case may be, may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations and/or the Canadian Obligations, as the case may be, (whether or not due and payable by any other Person) shall forthwith become due and payable by the applicable Guarantors for purposes of Section 12.1. The Guarantors acknowledge and agree that to the extent their obligations hereunder become secured in accordance with the terms of the Collateral Documents, the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     12.6 Guarantee of Payment; Continuing Guarantee.

     The guarantee in this Section 12 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

      [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:              AIRGAS, INC.


                           By  /s/ Joseph C. Sullivan
                             -----------------------------------
                             Name: Joseph C. Sullivan
                             Title: Vice President and Treasurer


                        AIRGAS CANADA INC.


                           By  /s/ Robert M. McLaughlin
                             -----------------------------------
                             Name: Robert M. McLaughlin
                             Title: Vice President


                         RED-D-ARC LIMITED


                           By  /s/ Robert M. McLaughlin
                             -----------------------------------
                             Name: Robert M. McLaughlin
                             Title: Vice President

U.S. GUARANTORS:                 AIRGAS-EAST, INC.
                                 AIRGAS-GREAT LAKES, INC.
                                 AIRGAS-MID AMERICA, INC.
                                 AIRGAS-NORTH CENTRAL, INC.
                                 AIRGAS-SOUTH, INC.
                                 AIRGAS-GULF STATES, INC.
                                 AIRGAS-INTERMOUNTAIN, INC.
                                 AIRGAS-MID SOUTH, INC.
                                 AIRGAS-NORPAC, INC.
                                 AIRGAS-NORTHERN CALIFORNIA &
                                   NEVADA, INC.
                                 AIRGAS-SOUTHWEST, INC.
                                 AIRGAS-WEST, INC.
                                 AIRGAS-SAFETY, INC.
                                 RUTLAND TOOL & SUPPLY CO., INC.
                                 AIRGAS CARBONIC, INC.
                                 AIRGAS SPECIALTY GASES, INC.
                                 NITROUS OXIDE CORP.
                                 PURITAN MEDICAL PRODUCTS, INC.
                                 RED-D-ARC, INC.
                                 ATNL, INC.
                                 AIRGAS REALTY, INC.
                                 CYLINDER LEASING CORP.
                                 AIRGAS DATA, LLC
                                 AIRGAS DIRECT INDUSTRIAL VESSEL, INC.


                                 By  /s/ Robert M. McLaughlin
                                   -----------------------------------
                                   Name: Robert M. McLaughlin
                                   Title: Vice President

CANADIAN SUBSIDIARY
GUARANTORS:                       AIRGAS INTERNATIONAL, INC.
                                  AIRGAS, S.A. DE C.V.
                                  AIRGAS MEXICO, S.A. DE C.V.


                                 By  /s/ Joseph C. Sullivan
                                   -----------------------------------
                                   Name: Joseph C. Sullivan
                                   Title: Vice President and Treasurer


                                 [Signatures continued]

U.S. AGENT:                      BANK OF AMERICA, N.A.,

                                 By  /s/ David Noda
                                   -----------------------------------
                                   Name: David Noda
                                   Title: Managing Director



U.S. LENDERS:                    BANK OF AMERICA, N.A.

                                 By  /s/ David Noda
                                   -----------------------------------
                                   Name: David Noda
                                   Title: Managing Director


                                 BANCA NAZIONALE DEL LAVARO S.p.A
                                 NEW YORK BRANCH

                                 By  /s/ Giulio Giovine
                                   -----------------------------------
                                   Name: Giulio Giovine
                                   Title: Vice President

                                 By  /s/ Carlo Vecchi
                                   -----------------------------------
                                   Name: Carlo Vecchi
                                   Title: Senior Vice President


                                 THE BANK OF NEW YORK

                                 By  /s/ David S. Csatari
                                   -----------------------------------
                                   Name: David S. Csatari
                                   Title: Assistant Vice President


                                 BANK OF TOYKO-MITSUBISHI TRUST COMPANY

                                 By  /s/ Pamela Donnelly
                                   -----------------------------------
                                   Name: Pamela Donnelly
                                   Title: Vice President

                                 CIBC INC.

                                 By  /s/ Dominic Sorresso
                                   -----------------------------------
                                   Name: Dominic Sorresso
                                   Title: CIBC World Markets Corp., As Agent

                                 By
                                   -----------------------------------
                                   Name:
                                   Title:


                                 THE CHASE MANHATTAN BANK

                                 By  /s/ Robert M. Stanchak
                                   -----------------------------------
                                   Name: Robert M. Stanchak
                                   Title: Vice President


                                 FIRST UNION NATIONAL BANK

                                 By  /s/ Daniel Evans
                                   -----------------------------------
                                   Name: Daniel Evans
                                   Title: Managing Director


                                  FLEET NATIONAL BANK

                                 By  /s/ Jeffrey G. Lynch
                                   -----------------------------------
                                   Name: Jeffrey G. Lynch
                                   Title: Managing Director


                                 MELLON BANK, N.A.

                                 By  /s/ William M. Feathers
                                   -----------------------------------
                                   Name: William M. Feathers
                                   Title: Vice President


                                 NATIONAL CITY BANK

                                 By  /s/ Thomas J. McDonnell
                                   -----------------------------------
                                   Name: Thomas J. McDonnell
                                   Title: Senior Vice President

                                 PNC BANK N.A.

                                  By  /s/ Eric G. Erickson
                                   -----------------------------------
                                   Name:  Eric G. Erickson
                                   Title:  Vice President


CANADIAN AGENT:                   CANADIAN IMPERIAL BANK OF COMMERCE

                                  By  /s/ R.M. Da Rosa
                                   -----------------------------------
                                   Name:  R.M. Da Rosa
                                   Title:  Manager Commercial Banking

                                  By
                                   -----------------------------------
                                   Name:
                                   Title:


CANADIAN LENDERS:                CANADIAN IMPERIAL BANK OF COMMERCE

                                 By  /s/ R.M. Da Rosa
                                   -----------------------------------
                                   Name: R.M. Da Rosa
                                   Title: Manager Commercial Banking

                                 By
                                   -----------------------------------
                                   Name:
                                   Title:


                                 BANK OF AMERICA CANADA

                                 By  /s/ Nelson Lam
                                   -----------------------------------
                                   Name: Nelson Lam
                                   Title: Vice President


                                    MELLON BANK, N.A. -  CANADA BRANCH

                                 By  /s/ Wendy B.H. Bocti
                                   -----------------------------------
                                   Name: Wendy B.H. Bocti
                                   Title: Principal Officer